Exhibit 4.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE COMMISSION.  THE OMITTED PORTIONS ARE INDICATED BY [**].

CONFORMED COPY

UNITED STATIONERS SUPPLY CO.
UNITED STATIONERS INC.

MASTER NOTE PURCHASE AGREEMENT

Dated as of October 15, 2007

$1,000,000,000 Aggregate Principal Amount

Secured Senior Notes Issuable in Series

Initial Issuance of

$135,000,000 Floating Rate Secured Senior Notes

Series 2007-A, due October 15, 2014

PPN: 913008 A*9

i

	5.15	Existing Indebtedness; Future Liens	14
	5.16	Foreign Assets Control Regulations, etc.	14
	5.17	Status under Certain Statutes	15
	5.18	Environmental Matters	15

6.	REPRESENTATIONS OF THE PURCHASERS.		15
	6.1	Purchase for Investment	15
	6.2	Source of Funds	16

7.	INFORMATION AS TO PARENT.		17
	7.1	Financial and Business Information	17
	7.2	Officer’s Certificate	20
	7.3	Electronic Delivery	20
	7.4	Visitation	21

8.	PREPAYMENT OF THE NOTES.		21
	8.1	Required Prepayments	21
	8.2	Optional Prepayments	21
	8.3	Mandatory Offer to Prepay Upon Change of Control	22
	8.4	Allocation of Partial Prepayments	24
	8.5	Maturity; Surrender, etc.	24
	8.6	Purchase of Notes	24
	8.7	Make-Whole Amount	25
	8.8	LIBOR Breakage Amount	26

9.	AFFIRMATIVE COVENANTS.		26
	9.1	Compliance with Law	26
	9.2	Insurance	27
	9.3	Maintenance of Properties	27
	9.4	Payment of Taxes and Claims	27
	9.5	Corporate Existence, etc.	27
	9.6	Books and Records	28
	9.7	Subsidiary Guaranty; Release of Subsidiary Guarantors; Release of Collateral	28
	9.8	Pari Passu Ranking	29
	9.9	Mortgages	29

10.	NEGATIVE COVENANTS.		29
	10.1	Leverage Ratio	29
	10.2	Minimum Consolidated Net Worth	30
	10.3	Priority Debt	30
	10.4	Liens	30
	10.5	Subsidiary Indebtedness	32
	10.6	Mergers, Consolidations, etc.	33
	10.7	Sale of Assets	34
	10.8	Restriction on Dividends and Other Distributions	35
	10.9	Nature of Business	36

	10.10	Transactions with Affiliates	36
	10.11	Terrorism Sanctions Regulations	36

11.	EVENTS OF DEFAULT.		37

12.	REMEDIES ON DEFAULT, ETC.		39
	12.1	Acceleration	39
	12.2	Other Remedies	40
	12.3	Rescission	40
	12.4	No Waivers or Election of Remedies, Expenses, etc.	40

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.		41
	13.1	Registration of Notes	41
	13.2	Transfer and Exchange of Notes	41
	13.3	Replacement of Notes	41

14.	PAYMENTS ON NOTES.		42
	14.1	Place of Payment	42
	14.2	Home Office Payment	42

15.	EXPENSES, ETC.		43
	15.1	Transaction Expenses	43
	15.2	Survival	43

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.		43

17.	AMENDMENT AND WAIVER.		44
	17.1	Requirements	44
	17.2	Solicitation of Holders of Notes	44
	17.3	Binding Effect, etc.	45
	17.4	Notes Held by Company, etc.	45

18.	NOTICES.		45

19.	REPRODUCTION OF DOCUMENTS.		46

20.	CONFIDENTIAL INFORMATION.		46

21.	SUBSTITUTION OF PURCHASER.		47

22.	MISCELLANEOUS.		47
	22.1	Successors and Assigns	47
	22.2	Payments Due on Non-Business Days	48
	22.3	Accounting Terms	48
	22.4	Severability	48
	22.5	Construction	48
	22.6	Counterparts	48

22.7	Governing Law	49
22.8	Jurisdiction and Process; Waiver of Jury Trial	49
22.9	Holders of Notes to be Bound by Intercreditor Agreement	50

SCHEDULE A	—	Information Relating to Purchasers
SCHEDULE B	—	Defined Terms

SCHEDULE 5.3	—	Disclosure
SCHEDULE 5.4	—	Organization and Ownership of Shares of Subsidiaries
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.8	—	Litigation
SCHEDULE 5.14	—	Use of Proceeds
SCHEDULE 5.15	—	Existing Indebtedness
SCHEDULE 10.4	—	Liens
SCHEDULE 10.5	—	Subsidiary Indebtedness

EXHIBIT 1.1	—	Form of Series 2007-A Note
EXHIBIT 1.2	—	Form of Supplement
EXHIBIT 1.3(a)(i)	—	Form of Parent Guaranty
EXHIBIT 1.3(a)(ii)	—	Form of Subsidiary Guaranty
EXHIBIT 1.3(c)	—	Form of Intercreditor Agreement
EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the PurchasersUNITED STATIONERS SUPPLY CO.

UNITED STATIONERS INC.
One Parkway North Blvd., Suite 100
Deerfield, IL 60015
Phone: 847-627-7000
Fax: 847-627-7001

$1,000,000,000 Aggregate Principal Amount

Secured Senior Notes Issuable in Series

Initial Issuance of

$135,000,000 Floating Rate Secured Senior Notes

Series 2007-A, due October 15, 2014

Dated as of October 15, 2007

TO EACH OF THE PURCHASERS LISTED IN
                THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

UNITED STATIONERS INC., a Delaware corporation (the “Parent”), and UNITED STATIONERS SUPPLY CO., an Illinois corporation and a Subsidiary of the Parent (the “Company”), agree with you as follows:

1.             AUTHORIZATION OF NOTES.

1.1          Description of Notes to be Issued.

The Company has authorized the issue and sale of $135,000,000 aggregate principal amount of its Floating Rate Secured Senior Notes, Series 2007-A, due October 15, 2014 (the “ Series 2007-A Notes”). The Series 2007-A Notes shall be substantially in the form set out in Exhibit 1.1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2          Additional Series of Notes.

In addition to the issuance and sale of the Series 2007-A Notes, the Company may from time to time issue and sell one or more additional series of secured senior notes (the “Additional Notes” and together with the Series 2007-A Notes, the “Notes,” such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement) pursuant to this Agreement, provided that the aggregate principal amount of all Notes issued pursuant to this Agreement shall not exceed $1,000,000,000. Each series of Additional Notes will be issued pursuant to a supplement to this Agreement (each, a “Supplement”) in substantially the form of Exhibit 1.2, and will be subject to the following terms and conditions:

(a)           the designation of each series of Additional Notes shall distinguish such series from the Notes of all other series;

(b)           each series of Additional Notes may consist of different and separate tranches and may differ as to outstanding principal amounts, maturity dates, interest rates and premiums or make-whole amounts, if any, and price and terms of redemption or payment prior to maturity;

(c)           all Notes issued under this Agreement, including pursuant to any Supplement, shall rank pari passu with each other and Indebtedness outstanding under the Credit Agreement;

(d)           each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory or optional prepayments, if any, on the dates and with the make-whole amounts, premiums or breakage amounts, if any, as are provided in the Supplement under which such Additional Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or other terms and provisions as shall be specified in such Supplement; and

(e)           except to the extent provided in foregoing clause (d), all of the provisions of this Agreement shall apply to all Additional Notes.

1.3          Security for the Notes.

(a)           Guarantees. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be guaranteed by (i) the Parent pursuant to the Parent Guaranty in substantially the form of the attached Exhibit 1.3(a)(i), as it hereafter may be amended or supplemented from time to time (the “Parent Guaranty”) and (ii) all current Domestic Subsidiaries of the Parent and any Domestic Subsidiary that in the future becomes a borrower or guarantor of Indebtedness in respect of the Credit Agreement (each, a “Subsidiary Guarantor”), other than, in each case, the Company and any existing or future SPV, pursuant to the Subsidiary Guaranty in substantially the form of the attached Exhibit 1.3(a)(ii), as it hereafter may be amended or supplemented from time to time (the “Subsidiary Guaranty”).

(b)           Collateral. The Notes and Indebtedness under the Credit Agreement will be ratably secured by a Lien on certain assets of the Company and the Subsidiary Guarantors pursuant to the Collateral Documents.

(c)           Intercreditor Agreement. The rights of the holders of the Notes and the banks party to the Credit Agreement to proceeds of collateral will be governed by the

Intercreditor Agreement in substantially the form of Exhibit 1.3(c), as it hereafter may be amended or supplemented from time to time (the “Intercreditor Agreement”).

1.4          Floating Interest Rate Provisions for Floating Rate Notes.

(a)           Adjusted LIBOR Rate. “Adjusted LIBOR Rate” means, for each Interest Period, the rate per annum equal to LIBOR for such Interest Period plus, in the case of the Series 2007-A Notes, 1.30% and, in the case of the Additional Notes that are floating rate Notes, the percentage applicable to such series or tranche of floating rate Notes as set forth in the Supplement under which such Additional Notes are issued. For purposes of determining Adjusted LIBOR Rate, the following terms have the following meanings:

“LIBOR” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 3-month period (or such other period as is specified in the applicable Supplement) that appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period (or three Business Days before the commencement of the first Interest Period).

“Reuters Screen LIBO Page” means the display designated as the “LIBO” page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service) or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits.

(b)           Determination of the Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the applicable series or tranche of floating rate Notes, within two Business Days after the beginning of each Interest Period, together with (i) a copy of the relevant screen used for the determination of LIBOR, (ii) a calculation of the Adjusted LIBOR Rate for such Interest Period, (iii) the number of days in such Interest Period, (iv) the date on which interest for such Interest Period will be paid and (v) the amount of interest to be paid to each holder of Notes of such series or tranche on such date. If the holders of a majority in principal amount of the Notes of such series or tranche outstanding do not concur with such determination by the Company, as evidenced by a single written notice (such notice to include such holders’ determination of items (ii) through (iv) of the preceding sentence and a copy of the relevant screen used for the determination of LIBOR) delivered to the Company within 10 Business Days after receipt by such holders of the notice delivered by the Company pursuant to the immediately preceding sentence, the determination of the Adjusted LIBOR Rate shall be made by such holders of the Notes, and any such determination made in accordance with the provisions of this Agreement shall be conclusive and binding absent manifest error.

(c)           Interest Period. “Interest Period” means for any series or tranche of floating rate Notes and for any period for which interest is to be calculated or paid, the period commencing on an interest payment date for such series or tranche of floating rate Notes, or on the date of Closing in the case of the first such period, and continuing up to, but not including, the next interest payment date.

2.             SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the “Other Purchasers”), and you and the Other Purchasers will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no obligation and no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

3.             CLOSING.

The sale and purchase of the Series 2007-A Notes to be purchased by you and the Other Purchasers shall occur at the offices of Foley & Lardner LLP, 321 North Clark Street, Suite 2800, Chicago, Illinois 60610-4764, at 9:00 a.m., Chicago time, at a closing (each closing of the initial issuance of Notes hereunder, a “Closing”) on October 15, 2007 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. The date or time of the Closing may be changed to such other Business Day as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to you the Series 2007-A Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of such Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer for the account of the Company to account number 30290298 at Northern Trust Co., 50 S. LaSalle Street, Chicago, Illinois 60675, ABA number 071000152. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your reasonable satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.             CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your reasonable satisfaction, prior to or at the Closing, of the following conditions:

4.1          Representations and Warranties.

The representations and warranties of the Parent and the Company in this Agreement shall be correct in all material respects (expect those representations and warranties that are qualified by materiality, which will be correct in all respects) when made and at the time of the Closing (it being understood that representations and warranties that speak as of a specific date or time need only be correct as of such date or time).

4.2          Performance; No Default.

The Parent and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing, and, after giving effect to the issue and sale of the Series 2007-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Parent nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.6 or 10.10 had such Sections applied since such date.

4.3          Compliance Certificates.

(a)           Officer’s Certificate. Each of the Parent and the Company shall have delivered to you an Officer’s Certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)           Secretary’s Certificates. Each of the Parent, the Company and each Subsidiary Guarantor shall have delivered to you a certificate of its Secretary or an Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4          Opinions of Counsel.

You shall have received opinions in form and substance reasonably satisfactory to you, dated the date of such Closing (a) from Mayer Brown LLP and Phelps Dunbar, L.L.P., counsel for the Parent and the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to you), and (b) from Foley & Lardner LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5          Purchase Permitted By Applicable Law, etc.

On the date of the Closing, your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6          Sale of Other Notes.

Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them as specified in Schedule A.

4.7          Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable and properly documented fees, charges and disbursements of your special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8          Private Placement Number.

Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained by Foley & Lardner LLP for the Series 2007-A Notes.

4.9          Changes in Corporate Structure.

Neither the Parent nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10        Parent Guaranty.

The Parent shall have executed and delivered the Parent Guaranty and you shall have received an executed counterpart thereof.

4.11        Subsidiary Guaranty.

Each Subsidiary Guarantor shall have executed and delivered the Subsidiary Guaranty and you shall have received an executed counterpart thereof.

4.12        Collateral Documents.

Except for the documents permitted by Section 9.9 to be delivered after the Closing, each of the Parent, the Company, and each Subsidiary Guarantor shall have executed and delivered to the Collateral Agent each Collateral Document to which it is a party and you shall have received copies of the fully executed counterparts thereof.

4.13        Intercreditor Agreement.

The agent for the banks party to the Credit Agreement, you and the Other Purchasers shall have entered into the Intercreditor Agreement and you shall have received a fully executed counterpart thereof.

4.14        Funding Instructions.

At least three Business Days prior to the date of the Closing, you shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.15        Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Parent and the Company, jointly and severally, represent and warrant to you that:

5.1          Organization; Power and Authority.

Each of the Parent and the Company is a corporation duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Parent and the Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, and the Notes (in the case of the Company) and the Parent Guaranty (in the case of the Parent) and to perform the provisions hereof and thereof.

Each Subsidiary Guarantor is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Subsidiary Guaranty and to perform the provisions hereof and thereof.

5.2          Authorization, etc.

This Agreement, the Collateral Documents to which the Company is a party and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

This Agreement and the Parent Guaranty have been duly authorized by all necessary corporate action on the part of the Parent, and this Agreement constitutes, and upon execution and delivery thereof the Parent Guaranty will constitute the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The Subsidiary Guaranty has been duly authorized by all necessary corporate or limited liability company action on the part of each Subsidiary Guarantor and upon execution and delivery thereof will constitute the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3          Disclosure.

The Parent and the Company, through their agent, J.P. Morgan Securities Inc., have delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated September 2007 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent and its Subsidiaries. This Agreement, the Memorandum (including the Parent’s SEC filings referred to therein), the documents, certificates or other writings identified in Schedule 5.3 by or on behalf of the Parent in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to September 26, 2007 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that the Parent and the Company make no representation or warranty regarding the financial information for the twelve month period ended June 30, 2007 or the years ended December 31, 2004, 2003 and 2002 set forth in the Private Placement Memorandum. Except as disclosed in the Disclosure Documents, since December 31, 2006, there has been no change in the financial condition, operations, business or properties of the Parent or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent or the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4          Organization and Ownership of Shares of Subsidiaries.

(a)           Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Parent’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary and (ii) the Parent’s directors and senior officers.

(b)           All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Subsidiary (except as otherwise disclosed in Schedule 5.4) free and clear of any Lien, except Liens under the Collateral Documents.

(c)           Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing or equivalent status under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)           No Subsidiary, other than an SPV, is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Credit Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate or limited liability law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5          Financial Statements; Material Liabilities.

The Parent has delivered to you and each Other Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents or incurred in the ordinary course of business.

5.6          Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement, the Collateral Documents to which it is a party and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or, except for the Liens under the Collateral Documents, result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

The execution, delivery and performance by the Parent of this Agreement, the Collateral Documents to which it is a party and the Parent Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or, except for the Liens under the Collateral Documents, result in the creation of any Lien in respect of any property of the Parent or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Parent or any Subsidiary is bound or by which the Parent or any Subsidiary or any of their respective properties may be bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or any Subsidiary.

The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty and the Collateral Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or, except as contemplated hereby, result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any agreement, or corporate charter or by-laws, to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

5.7          Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with: (i) the execution, delivery or performance by the Company of this Agreement, the Collateral Documents or the Notes, (ii) the execution, delivery or performance by the Parent of this Agreement, the Parent Guaranty or the Collateral Documents to which it is a party, or (iii) the execution, delivery or performance by each Subsidiary Guarantor of the Subsidiary Guaranty or the Collateral Documents to which it is a party, except for the filing of a Form 8-K with the SEC, any state blue sky laws, and, in the case of secured Notes, any filings required in connection with the perfection of security interests.

5.8          Litigation; Observance of Statutes and Orders.

(a)           Except as disclosed in Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent threatened against or affecting the Parent or any Subsidiary or any property of the Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)           Neither the Parent nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws and the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9          Taxes.

The Parent and its Subsidiaries have filed all Federal and other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not, individually or in the aggregate, Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Parent nor the Company know of any basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate and determined in accordance with GAAP. The Parent and its Subsidiaries changed the method of computing tax reserves and adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. The Federal income tax liabilities of the Parent and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2003.

5.10        Title to Property; Leases.

The Parent and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business and except for minor defects in title that do not interfere with their ability to conduct their business as currently conducted), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11        Licenses, Permits, etc.

(a)           The Parent and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)           To the best knowledge of the Parent, no product of the Parent or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

(c)           To the best knowledge of the Parent, there is no Material violation by any Person of any right of the Parent or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Parent or any of its Subsidiaries.

5.12        Compliance with ERISA.

(a)           The Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as would not reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than premiums due and not delinquent under section 4007 of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than, in each case such liabilities or Liens as would not be individually or in the aggregate Material.

(b)           The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that, individually, or in the aggregate for all Plans, is Material. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)           The Parent and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)           The accumulated postretirement benefit obligation (determined as of the last day of the Parent’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and its Subsidiaries has been disclosed in the most recent audited consolidated financial statements of the Parent and its Subsidiaries.

(e)           The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent and the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13        Private Offering by the Company.

None of the Parent, the Company or anyone acting on their behalf has offered the Notes, the Parent Guaranty, the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 31 other Institutional Investors as defined in clause (c) of the definition of such term, each of which has been offered the Notes, the Parent Guaranty and the Subsidiary Guaranty at a private sale for investment. None of the Parent, the Company or anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes, the Parent Guaranty or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14        Use of Proceeds; Margin Regulations.

Net proceeds from the sale of the Notes will be used to refinance existing Indebtedness as set forth in Schedule 5.14, and for general corporate purposes. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or the Parent in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Parent and its Subsidiaries and the Parent does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15        Existing Indebtedness; Future Liens.

(a)           Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent and its Subsidiaries as of August 31, 2007, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent or its Subsidiaries. Neither the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Material Indebtedness of the Parent or any Subsidiary and no event or condition exists with respect to any Material Indebtedness of the Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Material Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)           Except as disclosed in Schedule 5.15, neither the Parent nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

5.16        Foreign Assets Control Regulations, etc.

(a)           Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)           Neither the Parent nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) to the Parent’s knowledge, engages in any dealings or transactions with any such Person. The Parent and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Parent.

5.17        Status under Certain Statutes.

Neither the Parent nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act, as amended, or the Federal Power Act, as amended.

5.18        Environmental Matters.

(a)           Neither the Parent nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or, to Parent’s knowledge, against any real properties formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)           Neither the Parent nor any Subsidiary has knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)           Neither the Parent nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d)           All buildings on all real properties now owned, leased or operated by the Parent or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

6.             REPRESENTATIONS OF THE PURCHASERS.

6.1          Purchase for Investment.

You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold or otherwise transferred only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You represent that you are an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of

Regulation D under the Securities Act acting for your own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).

6.2          Source of Funds.

You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and no employee benefit plan or group of plans maintained by the same employer or employee organization will, throughout your holding of the Notes, beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, will, throughout your holding of the Notes, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(a), (c) and (g) of the QPAM Exemption are satisfied, the QPAM does not own a 10% or more interest in the Company and any person controlling or controlled by the QPAM (applying the definition of

“control” in Section V(e) of the QPAM Exemption) does not own a 20% or more interest in the Company; or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed, throughout your holding of the Notes, by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, and neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns, throughout your holding of the Notes, a 5% or more interest in the Company; or

(f)            the Source is a governmental plan; or

(g)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.             INFORMATION AS TO PARENT.

7.1          Financial and Business Information.

The Parent will deliver to each holder of Notes that is an Institutional Investor:

(a)           Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Parent’s Quarterly Report on Form 10-Q (“Form 10-Q”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)            a consolidated balance sheet, to include the Parent and its Subsidiaries, as at the end of such quarter,

(ii)           consolidated statements of income, to include the Parent and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

(iii)          consolidated statements of cash flows, to include the Parent and its Subsidiaries, for such quarter or (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth, in case of clauses (ii) and (iii), in comparative form the figures for the corresponding periods in the previous fiscal year, and in each case in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Parent’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)           Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Parent’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof) after the end of each fiscal year of the Parent, duplicate copies of

(i)            a consolidated balance sheet, to include the Parent and its Subsidiaries, as at the end of such year, and

(ii)           consolidated statements of income, changes in stockholders’ equity and cash flows, to include the Parent and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall be to the effect that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the audit has been conducted in accordance with the standards of the Public Company Accounting Oversight Board, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)           SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary to its public securities holders generally and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent or any Subsidiary with the SEC;

(d)           Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer obtains actual knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Parent is taking or proposes to take with respect thereto;

(e)           ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer obtains actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:

(i)            with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)           the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent or any ERISA Affiliate of a notice from a Multiemployer Plan to which the Parent or any ERISA Affiliate has a contribution obligation that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)          any event, transaction or condition that would result in the incurrence of any liability by the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)            Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(g)           Supplements — promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof;

(h)           Amendments of Credit Agreement — promptly and in any event within 10 Business Days after the execution and delivery of any amendment or other modification of the Credit Agreement (including termination thereof) that affects Section 10.1, 10.2 or 10.8, including any defined term used therein, a copy thereof; and

(i)            Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent or any of its Subsidiaries (including actual copies of the Parent’s Forms 10-Q and Forms 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2          Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) will be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)           Covenant Compliance — the information (including supporting calculations) required in order to establish whether the Parent was in compliance with the requirements of Section 10.1 through Section 10.8, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)           Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent shall have taken or proposes to take with respect thereto.

7.3          Electronic Delivery.

Financial statements, opinions of independent certified public accountants, other information and officers’ certificates required to be delivered by the Parent pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if (i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are delivered to you and each other holder of Notes by e-mail, (ii) the Parent shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or (b) as the case may be, with the SEC on “EDGAR” and shall have made such Form and the related certificate satisfying the requirements of Section 7.2 available on its home page on the worldwide web (at the date of this Agreement located at http://www.unitedstationers.com), (iii) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Parent on IntraLinks or on any other similar website to which each holder of Notes has free access or (iv) the Parent shall have filed any of the items referred to in Section 7.1(c) with the SEC on “EDGAR” and shall have made such items available on its home page on the worldwide web or if any of such items are timely posted by or on behalf of the Parent on IntraLinks or on any other similar website to which each holder of Notes has free access; provided however, that in the case of any of clause (i), (ii), (iii) or (iv), upon request of any holder, the Parent will thereafter deliver written copies of such forms, financial statements and certificates to such holder.

7.4          Visitation.

The Parent shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)           No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent, to visit the principal executive office of the Parent and the Company during normal business hours not more than one time per calendar year, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with the Parent’s officers, and (with the consent of the Parent, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent and each Subsidiary; and

(b)           Default — if a Default or Event of Default then exists, at the expense of the Parent or the Company, to visit and inspect any of the offices or properties of the Parent or any Subsidiary during normal business hours, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent authorizes said accountants to discuss the affairs, finances and accounts of the Parent and its Subsidiaries), all at such times and as often as may be requested.

8.             PREPAYMENT OF THE NOTES.

8.1          Required Prepayments.

No regularly scheduled prepayments are due on the Series 2007-A Notes prior to their stated maturity.

8.2          Optional Prepayments.

(a)           Floating Rate Notes. The Series 2007-A Notes are not subject to prepayment prior to October 15, 2009. On or after October 15, 2009, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, one or more series or tranches of floating rate Notes, including the Series 2007-A Notes, in an amount not less than $2,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus, if such prepayment is to occur on any date other than an interest payment date, the LIBOR Breakage Amount determined for the prepayment date with respect to such principal amount. The terms on which floating rate Notes of any other series or tranche may be prepaid at the option of the Company will be set forth in the Supplement pursuant to which such Notes are issued. The Company will give each holder of each series or tranche of fixed rate Notes to be prepaid written notice of each optional prepayment under this Section 8.2(a) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each series or tranche of floating rate Notes to be prepaid on such date, the principal amount of each floating rate Note held by such holder to be prepaid

(determined in accordance with Section 8.4), the interest to be paid on the prepayment date with respect to such principal amount being prepaid and the amount of any prepayment premium.

(b)           Fixed Rate Notes. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, one or more series or tranches of fixed rate Notes in an amount not less than $2,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of each series or tranche of fixed rate Notes to be prepaid written notice of each optional prepayment under this Section 8.2(b) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each series or tranche of fixed rate Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the series or tranche of fixed rate Notes being prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

(c)           Notwithstanding the foregoing provisions of this Section 8.2 or any provision of any Supplement, the Company shall not give notice of optional prepayment at any time a Default has occurred and is continuing unless the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of all series and tranches at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.3          Mandatory Offer to Prepay Upon Change of Control.

(a)           Notice of Change of Control or Control Event — The Company will, within five Business Days after any Responsible Officer obtains actual knowledge of the occurrence of any Change of Control or Control Event, give notice of such Change of Control or Control Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to paragraph (b) of this Section 8.3. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (c) of this Section 8.3 and shall be accompanied by the certificate described in paragraph (g) of this Section 8.3.

(b)           Condition to Company Action — The Company will not take any action that consummates or finalizes a Change of Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes accompanied by the certificate described in paragraph (g) of this Section 8.3, and (ii) subject to the provisions of paragraph (d) below, contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

(c)           Offer to Prepay Notes — The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 60 days after the date of such offer.

(d)           Acceptance; Rejection — A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company on or before the date specified in the certificate described in paragraph (g) of this Section 8.3. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3, or to accept an offer as to all of the Notes held by the holder, within such time period shall be deemed to constitute rejection of such offer by such holder.

(e)           Prepayment — Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to but excluding the date of prepayment and shall not require the payment of any Make-Whole Amount, prepayment premium or LIBOR Breakage Amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph (f) of this Section 8.3.

(f)            Deferral Pending Change of Control — The obligation of the Company to prepay Notes pursuant to the offers required by paragraphs (a) and (b) and accepted in accordance with paragraph (d) of this Section 8.3 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on or prior to the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control shall be deemed rescinded). Notwithstanding the foregoing, in the event that the prepayment has not been made within 90 days after such Proposed Prepayment Date by virtue of the deferral provided for in this Section 8.3(f), the Company shall make a new offer to prepay in accordance with paragraph (c) of this Section 8.3.

(g)           Officer’s Certificate — Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 8.3, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to but excluding the Proposed Prepayment Date, (v) that the conditions of this Section 8.3 have been fulfilled, (vi) in reasonable detail, the nature and date or proposed date of the Change of Control and (vii) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company, which date shall not be earlier than three Business Days prior to the Proposed Prepayment Date or, in the case of a prepayment pursuant to Section 8.3(b), the date of the action referred to in Section 8.3(b)(i).

8.4          Allocation of Partial Prepayments.

In the case of each partial prepayment of Notes of a series or tranche pursuant to Section 8.2(a) or (b), the principal amount of the Notes of the series or tranche to be prepaid shall be allocated among all of the Notes of such series or tranche at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5          Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (subject to Section 8.3(f)), together with interest on such principal amount accrued to but excluding such date and, in the case of prepayment pursuant to Section 8.2, the applicable Make-Whole Amount, if any, prepayment premium, if any, and, if the Notes are to be prepaid other than on an interest payment date, LIBOR Breakage Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, prepayment premium, if any, or LIBOR Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full, after such payment, shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6          Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7          Make-Whole Amount.

“Make-Whole Amount” means, with respect to any fixed rate Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any fixed rate Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any fixed rate Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any fixed rate Note, .50% (or such other percentage as may be specified in the applicable Supplement) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1”  (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any fixed rate Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any fixed rate Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.8          LIBOR Breakage Amount.

The term “LIBOR Breakage Amount” means any loss, cost or expense (other than lost profits and taxes) reasonably and actually incurred by any holder of a floating rate Note as a result of any payment or prepayment of such Note (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise, but excluding mandatory prepayments pursuant to Section 8.3) on a day other than an interest payment date or at scheduled maturity thereof, arising from the liquidation or reemployment of funds obtained by such holder or from fees payable to terminate the deposits from which such funds were obtained. Any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of the next interest payment date or the maturity of such floating rate Note. Each holder of a floating rate Note shall determine the LIBOR Breakage Amount with respect to the principal amount of its floating rate Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment. Each such determination shall be conclusive absent manifest error.

9.             AFFIRMATIVE COVENANTS.

The Parent and the Company, jointly and severally, covenant that so long as any of the Notes are outstanding:

9.1          Compliance with Law.

Without limiting Section 10.11, the Parent and the Company will, and the Parent will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2          Insurance.

The Parent and the Company will, and the Parent will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if appropriate reserves are maintained with respect thereto) as is reasonably prudent in light of the businesses in which the Parent and the Subsidiaries are engaged.

9.3          Maintenance of Properties.

The Parent and the Company will, and the Parent will cause each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4          Payment of Taxes and Claims.

The Parent and the Company will, and the Parent will cause each Subsidiary to, file all Federal and other Material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent or any Subsidiary, provided that neither the Parent nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Parent or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5          Corporate Existence, etc.

Subject to Section 10.6, each of the Parent and the Company will at all times preserve and keep in full force and effect its corporate existence. Subject, as to any Subsidiary other than the Company, to Sections 10.6 and 10.7, the Parent will at all times preserve and keep in full force and effect the corporate (or, as applicable, limited liability company) existence of each Subsidiary (unless merged into the Parent or a Wholly Owned Subsidiary) and all rights and franchises of the Parent and its Subsidiaries unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.6          Books and Records.

The Parent and the Company will, and the Parent will cause each Subsidiary to, maintain proper books of record and account in conformity in all material respects with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7          Subsidiary Guaranty; Release of Subsidiary Guarantors; Release of Collateral.

(a)           Subsidiary Guarantors. The Parent will cause each Domestic Subsidiary other than the Company that, on or after the date of the Closing, is or becomes a borrower or guarantor of Indebtedness in respect of the Credit Agreement, on the date of the Closing or within 10 Business Days of its thereafter becoming a co-obligor, borrower or a guarantor of Indebtedness in respect of the Credit Agreement to execute and deliver or become a party to the Subsidiary Guaranty, and shall deliver to each holder of Notes:

(i)            an executed counterpart of the Subsidiary Guaranty, or, if the Subsidiary Guaranty has been previously executed and delivered, an executed counterpart of a Joinder thereto;

(ii)           copies of such directors’ or other authorizing resolutions, charter, bylaws and other constitutive documents of such Subsidiary as the Required Holders may reasonably request; and

(iii)          an opinion of counsel reasonably satisfactory to the Required Holders covering the authorization, execution, delivery, compliance with law, no conflict with other documents, no consents and enforceability of the Subsidiary Guaranty against such Subsidiary in form and substance reasonably satisfactory to the Required Holders.

(b)           Release of Subsidiary Guarantor. Each holder of a Note fully releases and discharges from the Subsidiary Guaranty each Subsidiary Guarantor, immediately and without any further act, upon such Subsidiary Guarantor being released and discharged as a co-obligor, borrower or guarantor under and in respect of the Credit Agreement; provided that (i) no Default or Event of Default exists or will exist immediately following such release and discharge; and (ii) at the time of such release and discharge, the Company delivers to each holder of Notes a certificate of a Responsible Officer certifying (x) that such Subsidiary Guarantor has been or is being released and discharged as a co-obligor, borrower or guarantor under and in respect of the Credit Agreement and (y) as to the matters set forth in clause (i). Any outstanding Indebtedness of a Subsidiary

Guarantor shall be deemed to have been incurred by such Subsidiary Guarantor as of the date it is released and discharged from the Subsidiary Guaranty.

(c)           Release of Collateral. Each holder of Notes fully releases the interest of the holders in any collateral under the Collateral Documents upon the release of such collateral by the holders of Indebtedness under the Credit Agreement and any other parties to the Intercreditor Agreement; provided that (i) no Default or Event of Default exists or will exist immediately following such release; (ii) if any fee or other consideration is paid or given to any holder of Indebtedness under the Credit Agreement as consideration for such release, other than the repayment of all or a portion of such Indebtedness under such Credit Agreement, together with accrued interest thereon and other amounts with respect to such Indebtedness, each holder of a Note receives equivalent consideration on a pro rata basis; and (iii) at the time of such release and discharge, the Company delivers to each holder of Notes a certificate of a Responsible Officer certifying (x) that such collateral has been or is being released by the holders of Indebtedness under the Credit Agreement and any other parties to the Intercreditor Agreement and (y) as to the matters set forth in clause (i).

9.8          Pari Passu Ranking.

The Indebtedness evidenced by the Notes will, upon issuance of the Notes, and will continue to, at all times until payment in full of the Notes, rank at least pari passu in right of payment, without preference or priority, with all of the Company’s other outstanding secured and unsubordinated obligations, except for those obligations that are mandatorily afforded priority by operation of law (and not by contract).

9.9          Mortgages.

The Parent and the Company will, and will cause each Subsidiary Guarantor to, execute and deliver to the Collateral Agent, not later than 30 days after the date of Closing, an amendment to, or a restatement and amendment of, each mortgage on real property constituting part of the Collateral to which it is a party and any ancillary or related documents that they have not provided at the Closing, including either a date down endorsement to each title insurance policy insuring such mortgage or a new title insurance policy insuring such mortgage and as soon as practicable thereafter will deliver a copy of each such executed amendment or amendment and restatement and each such endorsement or policy to each of you and your special counsel.

10.          NEGATIVE COVENANTS.

The Parent and the Company covenant that so long as any of the Notes are outstanding:

10.1        Leverage Ratio.

The Parent and the Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its Fiscal Quarters, of Consolidated Funded Indebtedness to Consolidated EBITDA for the then most recently completed four Fiscal Quarters to exceed 3.25 to 1.00; provided, however, that (i) if at any time the maximum leverage ratio under the Credit Agreement is higher than 3.25 to 1.00, the Leverage Ratio under this Agreement shall be the same as the level under the Credit Agreement, up to a maximum of 3.50 to 1.00, and (ii) if the Credit Agreement is terminated, the Leverage Ratio under this Agreement shall be 3.50 to 1.00.

10.2        Minimum Consolidated Net Worth.

The Parent and the Company will not, at any time, permit Consolidated Net Worth to be less than (i) $550,000,000 (or (A) such lesser amount that is set forth in the corresponding provision of the Credit Agreement (but not less than $500,000,000), or (B) in the event the Credit Agreement is terminated and not replaced by a successor Credit Agreement, $500,000,000) minus (ii) amounts expended by the Parent on or after July 1, 2007 in connection with repurchases or redemptions of its capital stock plus (iii) 50% of Consolidated Net Income (if positive) earned in each Fiscal Quarter beginning with the Fiscal Quarter ended June 30, 2007, plus (iv) 50% of the net cash proceeds resulting from issuances of the Parent’s or any Subsidiary’s Capital Stock from and after the date of the Closing of the issuance of the Series 2007-A Notes.

10.3        Priority Debt.

The Parent will not at any time permit Priority Debt to exceed 10% of Consolidated Total Assets as of the end of the most recently completed Fiscal Quarter.

10.4        Liens.

The Parent and Company will not, and the Parent will not permit any Subsidiary to, create, incur or suffer to exist any Lien on its properties or assets, including capital stock, whether now owned or hereafter acquired, except:

(a)           Liens under the Collateral Documents;

(b)           Liens for taxes, assessments or governmental charges or levies not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

(c)           Liens imposed by law, such as landlords’, wage earners’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)           Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(e)           Liens existing as of the Closing of the sale of the Series 2007-A Notes;

(f)            Deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g)           Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)           Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances and minor title imperfections as to real property of the Parent, the Company and the Subsidiaries which, in the aggregate, are not Material in amount and that do not materially interfere with the ordinary conduct of the business of the Parent, the Company or such Subsidiary conducted at the property subject thereto;

(i)            Liens arising by reason of any judgment, decree or order of any court or other governmental authority, but only to the extent and for an amount and for a period not resulting in an Event of Default under Section 11(i);

(j)            Liens arising in connection with a Receivables Purchase Facility;

(k)           Liens existing on any asset of any Subsidiary of the Company at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event;

(l)            Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within six (6) months after the acquisition or completion or construction thereof;

(m)          Liens existing on any asset of any Subsidiary of the Company at the time such Subsidiary is merged or consolidated with or into the Company or any other Subsidiary and not created in contemplation of such event;

(n)           Liens existing on any specific fixed asset prior to the acquisition thereof by the Company or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets, other than improvements thereon and proceeds thereof;

(o)           Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under paragraphs (e) and (k) through (n) of this Section 10.4; provided that (i) such Indebtedness is not secured by any additional assets, other than improvements thereon and proceeds thereof, and (ii) the amount of such Indebtedness secured by any such Lien is not increased;

(p)           Liens securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any property of the Parent, the Company or any Subsidiary other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness other than improvements thereon and proceeds thereof;

(q)           Liens in respect of Capital Lease Obligations and Liens arising under any equipment, furniture or fixtures leases or property consignments to the Parent, the Company or any Subsidiary for which the filing of a precautionary financing statement is permitted under the Collateral Documents;

(r)            Licenses, leases or subleases granted to others in the ordinary course of business that do not materially interfere with the conduct of the business of the Parent, the Company and the Subsidiaries taken as a whole;

(s)           Statutory and contractual landlords’ Liens under leases to which the Parent, the Company or any Subsidiary is a party;

(t)            Liens in favor of a banking institution or securities intermediary arising as a matter of applicable law encumbering deposits (including the right of set-off) or financial assets held by such banking institutions or securities intermediaries incurred in the ordinary course of business and which are within the general parameters customary in the banking industry or securities industry;

(u)           Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure the payment of customs’ duties in connection with the importation of goods;

(v)           Any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement not prohibited by this Agreement;

(w)          Liens encumbering cash deposits in an amount not to exceed the greater of (i) $30,000,000 or (ii) 2% of Consolidated Total Assets to secure Permitted Customer Financing Guarantees;

(x)            Liens on shares of the Parent’s Capital Stock that have been repurchased by the Parent and held in treasury; and

(y)           Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (x) of this Section 10.4, provided that Priority Debt does not when incurred exceed 10% of Consolidated Total Assets as of the end of the most recently completed Fiscal Quarter.

10.5        Subsidiary Indebtedness

The Parent will not at any time permit any Subsidiary, other than the Company or an SPV, to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

(a)           Indebtedness of a Subsidiary that is a Guarantor of the Notes under the Subsidiary Guaranty;

(b)           Indebtedness of a Subsidiary outstanding on the date of Closing that is listed and described in Schedule 10.5 and any extension, refinancing, renewal or refunding thereof; provided that there is no increase in the principal amount of such Indebtedness (plus accrued interest and any applicable premium and associated fees and expenses);

(c)           Indebtedness of a Subsidiary owed to the Company or a Wholly Owned Subsidiary;

(d)           Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Person becoming a Subsidiary and (ii) immediately after such Person becomes a Subsidiary, no Default of Event of Default shall exist, and any extension, refinancing, renewal or refunding thereof; provided that there is no increase in the principal amount of such Indebtedness (plus accrued interest and any applicable premium and associated fees and expenses);

(e)           Indebtedness arising under Rate Management Transactions;

(f)            Amounts owing under Receivables Purchase Facilities; and

(g)           Indebtedness of a Subsidiary not otherwise permitted by paragraphs (a) through (f) of this Section 10.5, provided that immediately before and after giving effect thereto and to the application of the proceeds thereof and the concurrent retirement of any other Indebtedness,

(i)            no Default or Event of Default exists, and

(ii)           Priority Debt does not exceed 10% of Consolidated Total Assets as of the end of the most recently completed Fiscal Quarter.

10.6        Mergers, Consolidations, etc.

The Parent and the Company will not consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

(a)           the Company may consolidate or merge with the Parent or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to the Parent, provided that the Parent is the successor or survivor;

(b)           each of the Parent and the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that

(i)            the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Parent or the Company as an entirety, as the case may be, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Parent or the Company is not such successor or survivor, such corporation or limited liability company (1) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and, in the case of the Parent, the Parent Guaranty and, in the case of the Company, the Notes, and (2) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized counsel or other counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(ii)           after giving effect to such transaction, no Default or Event of Default shall exist.

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Parent or the Company shall have the effect of releasing the Parent or the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement, the Collateral Documents, the Parent Guaranty, in the case of the Parent, or the Notes, in the case of the Company.

10.7        Sale of Assets.

Except as permitted by Section 10.6, the Parent will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a “Disposition”), any assets, in one or a series of transactions, to any Person, other than:

(a)           Dispositions in the ordinary course of business;

(b)           Dispositions by a Subsidiary to the Parent or a Wholly Owned Subsidiary or by the Parent to a Wholly Owned Subsidiary;

(c)           Dispositions pursuant to the Receivables Purchase Documents in connection with Receivables Purchase Facilities;

(d)           Dispositions of cash equivalent investments;

(e)           Dispositions not otherwise permitted by paragraphs (a) through (d) of this Section 10.7 provided that:

(i)            in the good faith opinion of the Parent, the Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged and is in the best interest of the Parent or such Subsidiary;

(ii)           immediately after giving effect to the Disposition, no Default or Event of Default shall exist; and

(iii)          immediately after giving effect to the Disposition, the aggregate net book value of all assets that were the subject of any Disposition pursuant to this paragraph (e) occurring in the then current Fiscal Year would not exceed 15% of Consolidated Total Assets as of the last day of the most recently ended Fiscal Year of the Parent.

Notwithstanding the foregoing, the Parent may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in paragraph (e)(iii) of the preceding sentence if, within 365 days of such Disposition, an amount equal to the net proceeds from such Disposition is:

(A)          reinvested in assets used or useful in the existing business of the Parent or a Subsidiary; or

(B)           the net proceeds from such Disposition are applied to the payment or prepayment of the Notes or any other outstanding Indebtedness of the Parent or any Subsidiary ranking pari passu with or senior to the Notes (other than Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness).

For purposes of foregoing clause (B), if the Company elects to pay or prepay the Notes, the Company shall offer to prepay (on a Business Day not less than 30 or more than 60 days following such offer) the Notes, on a pro rata basis with any such other Indebtedness ranking pari passu with the Notes, at a price of 100% of the principal amount of the Notes to be prepaid (without any Make-Whole Amount or LIBOR Breakage Amount) together with interest accrued to but excluding the date of prepayment; provided that if any holder of the Notes declines or rejects such offer, the proceeds that would have been paid to such holder shall be offered pro rata to the other holders of the Notes that have accepted the offer. A failure by a holder of Notes to respond in writing not later than 10 Business Days prior to the proposed prepayment date to an offer to prepay made pursuant to this Section 10.7 shall be deemed to constitute a rejection of such offer by such holder. Solely for the purposes of foregoing clause (B), whether or not such offers are accepted by the holders, the entire principal amount of the Notes subject to such offer to prepay shall be deemed to have been prepaid.

10.8        Restriction on Dividends and Other Distributions.

The Parent and the Company will not, nor will they permit any Subsidiary to, declare or pay any dividend or make any distribution on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (i) any Subsidiary of the Company may declare and pay dividends and make distributions to the Company or to any other Subsidiary of the Company, (ii) any Subsidiary of the Company which is not a Wholly Owned Subsidiary may pay dividends to its shareholders generally so long as the Company or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such dividends receives at least its proportionate share thereof, (iii) the Company may declare and pay dividends and make distributions to the Parent to enable the Parent to, and the Parent may, (a) pay any income, franchise or like taxes, (b) pay its operating expenses (including, without limitation, legal, accounting, reporting, listing and similar expenses) in an aggregate amount not exceeding $5,000,000 in any Fiscal Year (excluding in any event non-cash charges related to employee compensation or compensation to non-executive members of the Parent’s board of directors) and (c) so long as no Default shall be continuing or result therefrom, repurchase its common stock and warrants and/or redeem or repurchase vested management options, in each case, from directors, officers and employees of the Parent and its Subsidiaries, and (iv) so long as no Default shall be continuing or result therefrom, the Company may make distributions to the Parent and the Parent may redeem, repurchase, acquire or retire an amount of its Capital Stock or warrants or options therefor, or declare and pay any dividend or make any distribution on its Capital Stock (all such actions under this clause (iv) collectively, “Distributions”), (a) if at the time of making such Distribution the Leverage Ratio (calculated on a pro forma basis giving effect to any acquisition since the end of the most recently ended Fiscal Quarter, such Distribution and any Indebtedness incurred in connection therewith) is less than or equal to 2.75 to 1.00, on an unlimited basis, and (b) if at the time of making such Distribution the Leverage Ratio (calculated on a pro forma basis giving effect to any acquisition since the end of the most recently ended Fiscal Quarter, such Distribution and any Indebtedness incurred in connection therewith) is greater than 2.75 to 1.00, in an amount not greater than the Maximum Payment Amount.

Notwithstanding the foregoing, (i) if at any time the restriction on dividends covenant in the Credit Agreement is amended, replaced or removed, this Section 10.8 shall automatically be amended, replaced or removed so that it shall be identical to the Credit Agreement and (ii) if the Credit Agreement is terminated and not replaced by a successor Credit Agreement, this Section 10.8 shall terminate and be of no further force or effect.

10.9        Nature of Business.

The Parent will not, and will not permit any Subsidiary to, engage in any business if, as a result, the Parent and its Subsidiaries, taken as a whole, would cease to be engaged primarily in the Distribution Business.

10.10      Transactions with Affiliates.

The Parent will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Parent’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.11      Terrorism Sanctions Regulations.

The Parent will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

11.          EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           the Company defaults in the payment of any principal, Make-Whole Amount, if any, prepayment premium, if any, or LIBOR Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)           the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)           the Parent or the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.7; or

(d)           the Parent or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)           any representation or warranty made in writing by or on behalf of the Parent or the Company or by any officer of the Parent or the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)            (i) the Parent or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount, or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Parent or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require the Parent or any Subsidiary so to purchase or repay such Indebtedness; or

(g)           the Parent or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)           a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of the Company’s property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent or any Significant Subsidiary, or any such petition shall be filed against the Parent or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i)            a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Parent and a Significant Subsidiary, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)            if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the Parent or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iv) the Parent or any ERISA Affiliate withdraws from any Multiemployer Plan, or (v) the Parent or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent or any Subsidiary thereunder; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

(k)           the Parent Guaranty ceases to be in full force and effect or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by the Parent or it renounces any of the same or denies that it has any or further liability thereunder; or

(l)            the Subsidiary Guaranty ceases to be in full force and effect (except in accordance with the provisions of Section 9.7(b)) or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by the Company or any Subsidiary Guarantor or any of them renounces any of the same or denies that it has any or further liability thereunder; or

(m)          any of the Collateral Documents at any time for any reason ceases to be in full force and effect (except in accordance with the provisions of Section 9.7(c)) or shall be declared null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by the Company or any Subsidiary or any of them shall renounce any of the same or deny that it has any or further liability thereunder

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.          REMEDIES ON DEFAULT, ETC.

12.1        Acceleration.

(a)           If an Event of Default with respect to the Parent or the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, any holder or holders of at least 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)           If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (w) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate, to the extent permitted by applicable law), (x) any applicable Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), (y) any applicable prepayment premium (to the full extent permitted by applicable law), and (z) any LIBOR Breakage Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, prepayment premium or LIBOR Breakage Amount by the Company, if any, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2        Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3        Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holder or holders of at least 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and any applicable Make-Whole Amount, prepayment premium and LIBOR Breakage Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and any Make-Whole Amount, prepayment premium and LIBOR Breakage Amount and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4        No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1        Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2        Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), the Company shall execute and deliver within 10 Business Days, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series or tranche in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note specified for the Notes of such series and tranche, if any. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2.

13.3        Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver within 10 Business Days, in lieu thereof, a new Note of the same series and tranche, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.          PAYMENTS ON NOTES.

14.1        Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, prepayment premium, if any, LIBOR Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2        Home Office Payment.

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, prepayment premium, if any, LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.          EXPENSES, ETC.

15.1        Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Parent or the Company will pay all reasonable and properly documented out-of-pocket costs and expenses (including reasonable and properly documented attorneys’ fees of one special counsel and, if reasonably required by the Required Holders, local counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty, the Intercreditor Agreement or the Collateral Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty, the Intercreditor Agreement or the Collateral Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty, the Intercreditor Agreement or the Collateral Documents, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, by the Parent Guaranty, the Subsidiary Guaranty, the Intercreditor Agreement and the Collateral Documents and (c) the costs and expenses, not in excess of $3,000, incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. The Company will pay, and will save you and each Other Purchaser or holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

15.2        Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE   AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note; provided, however that all representations and warranties contained herein shall expire upon the indefeasible payment in full of all amounts due in connection with this Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent or the Company pursuant to this Agreement shall be deemed representations and warranties of the Parent and the Company under this Agreement. Subject to the preceding sentence, this Agreement (including any Supplements), the Notes, the Parent Guaranty, the Subsidiary Guaranty and the Collateral Documents embody the entire agreement and understanding between you and the Parent and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.          AMENDMENT AND WAIVER.

17.1        Requirements.

This Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty and the Collateral Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or any prepayment premium or LIBOR Breakage Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20. Notwithstanding the foregoing, but subject to the provisions of Section 12 relating to acceleration or rescission, (x) a specific series of Notes (and the related provisions of this Agreement) may be amended by the Company and the holders of 100% of the aggregate principal amount of such series of Notes if the effect of such amendment is solely to change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or the Make-Whole Amount or the LIBOR Breakage Amount on the Notes of such series, and (y) if an amendment, waiver or consent affects one or more series or tranches of Notes but not all series or tranches of Notes, such amendment, waiver or consent shall only require approval of the requisite percentage, determined in accordance with this Section 17.1, of the holders of the series or tranches affected thereby (voting together as a single class, if more than one series or tranche is affected thereby).

17.2        Solicitation of Holders of Notes.

(a)           Solicitation. The Parent and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment. The Parent and the Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding that also enters into any waiver or amendment of any of the terms and provisions hereto. If any such remuneration is paid to any holder of Notes that for any reason does not enter into any waiver or amendment of any of the terms and provisions hereof, such remuneration shall also be paid to all other non-consenting holders.

17.3        Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent or the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” or “the Agreement” and references thereto shall mean this Note Purchase Agreement as it may from time to time be amended or supplemented.

17.4        Notes Held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.          NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)            if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii)           if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)          if to the Company, the Parent or any Subsidiary Guarantor, to the Company at its address set forth at the beginning hereof to the attention of the Senior Vice President and Treasurer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.          REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, electronic, digital or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.          CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Parent or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by or on behalf of the Parent or any Subsidiary, or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.          SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement, the Collateral Documents and the Intercreditor Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.          MISCELLANEOUS.

22.1        Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

22.2        Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, LIBOR Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3        Accounting Terms.

All accounting terms used herein that are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP.

22.4        Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5        Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6        Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7        Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York excluding choice of law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

22.8        Jurisdiction and Process; Waiver of Jury Trial.

(a)           Each of the Parent and the Company irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Parent Guaranty, the Subsidiary Guaranty or the Notes. To the fullest extent permitted by applicable law, each of the Parent and the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Each of the Parent and the Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the Parent and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.9        Holders of Notes to be Bound by Intercreditor Agreement.

Each holder of a Note, other than holders of the Series 2007-A Notes that are direct parties to the Intercreditor Agreement, by its acceptance of a Note issued pursuant to this Agreement (whether pursuant to Section 1.2, 13.2 or 13.3) agrees to be bound by all of terms and provisions of the Intercreditor Agreement and, upon request of the Collateral Agent, agrees to provide written confirmation of its agreement to be so bound.

INTENTIONALLY LEFT BLANK

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you, the Company and the Parent.

Very truly yours,

UNITED STATIONERS SUPPLY CO.

By:	/s/ Brian S. Cooper
Name: Brian S. Cooper
Title:	Senior Vice President, Treasurer and
Assistant Secretary

UNITED STATIONERS INC.

By:	/s/ Brian S. Cooper
Name: Brian S. Cooper
Title:	Senior Vice President, Treasurer and
Assistant Secretary

S-1

This Agreement is accepted and
agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT,
by Metropolitan Life Insurance Company,
its investment manager

By:	/s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Director

S-2

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Mark A. Ahmed
Name: Mark A. Ahmed
Title: Managing Director

C.M. LIFE INSURANCE COMPANY

By:	/s/ Mark A. Ahmed
Name: Mark A. Ahmed
Title: Managing Director

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Mark A. Ahmed
Name: Mark A. Ahmed
Title: Managing Director

S-3

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Violet Osterberg
Name: Violet Osterberg
Title: Assistant Vice President

By:	/s/ Cathy Schwartz
Name: /s/ Cathy Schwartz
Title: Assistant Secretary

S-4

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:	/s/ Ann C. King
Name: Ann C. King
Title: Authorized Signer

By:	/s/ Timothy J. Monahan
Name: Timothy J. Monahan
Title: Authorized Signer

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By:	/s/ Ann C. King
Name: Ann C. King
Title: Assistant Vice President and Senior Counsel

By:	/s/ Timothy J. Monahan
Name: Timothy J. Monahan
Title: Senior Managing Director

S-5

SCHEDULE A

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

METROPOLITAN LIFE INSURANCE COMPANY	$65,000,000

(1)          All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:       JPMorgan Chase Bank

ABA Routing #:           021-000-021

Account No.:    002-2-410591

Account Name:            Metropolitan Life Insurance Company

Ref:       United Stationers, Inc. Floating Rate Secured Senior Note, Series 2007-A due 10-15-14

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)                                  Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention:  Director
Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Facsimile (973) 355-4338

1

(3)          E-mail address for Electronic Delivery:

jdickson@metlife.com

(4)          Address for delivery of Notes:

Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Jane J. Dickson, Esq.

(5)          In addition, please send one complete set of closing documents with original signatures; two bound sets of conformed copies of the principal documents; and 1 CD-ROM of the closing documents to:

Metropolitan Life Insurance Company
Attention: Jane J. Dickson, Esq.
10 Park Avenue/P.O. Box 1902
Morristown, New Jersey 07962

AND

One CD_ROM to:

MetLife
Attention: Mary Phillips
18210 Crane Nest Drive
Tampa, Florida 33647-2748
(813) 983-4564

(6)          Tax ID: 13-5581829

2

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

METLIFE INSURANCE COMPANY OF CONNECTICUT	$10,000,000

(1)          All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:      US Bank Trust

ABA Routing #:           091000022

Account No.:     180121167365

OBI SEI Acct:    123186-010

Account Name:            MetLife - Compass S/A

Ref:                 United Stationers, Inc. Floating Rate Secured Senior Note, Series 2007-A due 10-15-14

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

3

(2)                                  MetLife Insurance Company of Connecticut
c/o Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention:  Director
Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company of Connecticut

Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Facsimile (973) 355-4338

(3)          E-mail address for Electronic Delivery:

jdickson@metlife.com

(4)          Address for delivery of Notes:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Jane J. Dickson, Esq.

(5)          Tax ID: 06-0566090

4

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$11,100,000

(1)          All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.

New York, NY

ABA No. 021000089

For MassMutual Unified Traditional

Acct. Name: MassMutual BA 0033 TRAD Private ELBX

Account No. 30566056

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)          All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and

Collection Department

5

(3)          All other communications:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Investment Division

(4)          E-mail address for Electronic Delivery:

pmanseau@babsoncapital.com, with a hard copy to follow to:

Babson Capital Management LLC
1500 Main Street — Suite 2200
PO Box 15189
Springfield, MA  01115-5189
Attn:  Securities Investment Division

(5)          Address for delivery of Notes:

Babson Capital Management LLC
1500 Main Street, Suite 800
Springfield, MA 01115-5189
Attention: Christine Peaslee

(6)          Tax ID: 04-1590850

6

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$3,900,000

(1)          All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.

New York, NY

ABA No. 021000089

For MassMutual IFM Non-Traditional

Account No. 30510589

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection

Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)          All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Custody and
Collection Department

7

(3)          All other communications:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Investment Division

(4)          E-mail address for Electronic Delivery:

pmanseau@babsoncapital.com, with a hard copy to follow to:

Babson Capital Management LLC

1500 Main Street — Suite 2200

PO Box 15189

Springfield, MA  01115-5189
Attn:  Securities Investment Division

(5)          Address for delivery of Notes:

Babson Capital Management LLC

1500 Main Street, Suite 800

Springfield, MA 01115-5189

Attention: Christine Peaslee

(6)          Tax ID: 04-1590850

8

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$3,800,000

(1)          All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.

New York, NY

ABA No. 021000089

For MassMutual Pension Management

Account No. 30510538

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)          All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and

Collection Department

9

(3)          All other communications:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Investment Division

(4)          E-mail address for Electronic Delivery:

pmanseau@babsoncapital.com, with a hard copy to follow to:

Babson Capital Management LLC
1500 Main Street — Suite 2200
PO Box 15189
Springfield, MA  01115-5189
Attn:  Securities Investment Division

(5)          Address for delivery of Notes:

Babson Capital Management LLC

1500 Main Street, Suite 800

Springfield, MA 01115-5189

Attention: Christine Peaslee

(6)          Tax ID: 04-1590850

10

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$3,500,000

(1)          All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.

New York, NY

ABA No. 021000089

For MassMutual Spot Priced Contract

Account No. 30510597

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)          All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and

Collection Department

11

(3)          All other communications:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Investment Division

(4)          E-mail address for Electronic Delivery:

pmanseau@babsoncapital.com, with a hard copy to follow to:

Babson Capital Management LLC

1500 Main Street — Suite 2200

PO Box 15189

Springfield, MA  01115-5189
Attn:  Securities Investment Division

(5)          Address for delivery of Notes:

Babson Capital Management LLC

1500 Main Street, Suite 800

Springfield, MA 01115-5189

Attention: Christine Peaslee

(6)          Tax ID: 04-1590850

12

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

C.M. LIFE INSURANCE COMPANY	$1,900,000

(1)          All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.

New York, NY

ABA No. 021000089

For CM Life Segment 43 - Universal Life

Account No. 30510546

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)          All notices of payments and written confirmations of such wire transfers:

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and

Collection Department

13

(3)          All other communications:

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Investment Division

(4)          E-mail address for Electronic Delivery:

pmanseau@babsoncapital.com, with a hard copy to follow to:

Babson Capital Management LLC

1500 Main Street — Suite 2200

PO Box 15189

Springfield, MA  01115-5189
Attn:  Securities Investment Division

(5)          Address for delivery of Notes:

Babson Capital Management LLC

1500 Main Street, Suite 800

Springfield, MA 01115-5189

Attention: Christine Peaslee

(6)          Tax ID: 06-1041383

14

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

MML BAY STATE LIFE INSURANCE COMPANY	$800,000

(1)          All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.

New York, NY  10043

ABA No. 021000089

For MML Bay State

Account No. 30510677

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)          All notices of payments and written confirmations of such wire transfers:

MML Bay State Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and

Collection Department

15

(3)          All other communications:

MML Bay State Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 800

PO Box 15189

Springfield, MA 01115-5189

Attention: Securities Investment Division

(4)          E-mail address for Electronic Delivery:

pmanseau@babsoncapital.com, with a hard copy to follow to:

Babson Capital Management LLC

1500 Main Street — Suite 2200

PO Box 15189

Springfield, MA  01115-5189
Attn:  Securities Investment Division

(5)          Address for delivery of Notes:

Babson Capital Management LLC

1500 Main Street, Suite 800

Springfield, MA 01115-5189

Attention: Christine Peaslee

(6)          Tax ID: 43-0581430

16

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

PACIFIC LIFE INSURANCE COMPANY	$5,000,000 $5,000,000 $5,000,000 $1,000,000 $1,000,000 $1,000,000 $1,000,000 $1,000,000

Register notes in name of: Mac & Co.

(1)   All payments by wire transfer of immediately available funds to:

Mellon Trust of New England

ABA#  0110-0123-4

DDA  125261

Attn:  MBS Income CC:  1253

A/C Name:  Pacific Life General Account/PLCF1810132

Regarding:  Security Description & PPN

(2)   All notices of payments and written confirmations of such wire transfers:

Mellon Trust

Attn:  Pacific Life Accounting Team

Three Mellon Bank Center

AIM #  153-3610

Pittsburgh, PA  15259

FAX#  412-236-7259

And

Pacific Life Insurance Company

Attn: Securities Administration — Cash Team

700 Newport Center Drive

Newport Beach, CA  92660-6397

FAX#  949-640-4013

17

(3)   All other communications:

Pacific Life Insurance Company

Attn:  Securities Department

700 Newport Center Drive

Newport Beach, CA  92660-6397

FAX#  949-219-5406

(4)   Address for delivery of Notes:

Mellon Securities Trust Company

120 Broadway, 13th Floor

New York, NY  10271

Attn:  Robert Ferraro  212.374.1918

A/C Name:  Pacific Life General Acct

A/C #:  PLCF1810132

(5)   E-mail address for Electronic Delivery:

(6)   Taxpayer I.D. Number:  95-1079000

18

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK	$5,000,000

(1)   All payments by wire or intrabank transfer of immediately available funds to:

Mellon Bank of New England

ABA # 011001234 / BOS SAFE DEP

DDA: 125261

Attention: MBS Income CC 1253

Account Name: Sun Life New York - MVA Account

Account No.: KBLF00050002

RE: [description of security]

Tax identification number: 04-2845273

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)   All notices of payments, written confirmations of such wire transfers and audit confirmations:

Sun Life Assurance Company of Canada

Attn: Private Placements

Location code: 302D36

227 King Street South

Waterloo, ON, Canada  N2J4C5

(3)   All other communications, including notices of non-routine payments:

One Sun Life Executive Park

Wellesley Hills, MA  02481

Attention:  Investment Division/Private Fixed Income, SC 1303

19

(4)   E-mail address for Electronic Delivery:

michael.berrian@sunlife.com

robert.veno@sunlife.com

(5)   Address for delivery of Notes:

Sun Capital Advisers LLC

SC 1303

One Sun Life Executive Park

Wellesley Hills, MA  02481

Attention: Linda R. Guillette

(6)   Two original sets of closing documents and two conformed copies to:

Robert Veno, Associate Director

Sun Capital Advisers LLC

One Sun Life Executive Park, SC 1303

Wellesley Hills, MA  02481

Telephone:  (781) 446-1027

Ann C. King, Senior Counsel

Sun Capital Advisers LLC

One Sun Life Executive Park, SC 1335

Wellesley Hills, MA  02481

Telephone:  (781) 446-1996

(7)   Tax ID: 04-2845273

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NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF
SERIES 2007-A NOTES TO BE
PURCHASED

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)	$10,000,000

(1)   All payments by wire or intrabank transfer of immediately available funds to:

Mellon Bank of New England

ABA # 011001234 / BOS SAFE DEP

DDA: 125261

Attention: MBS Income CC 1253

Account Name: Sun US — MVA Private Placements

Account No.: KEYF00020002

RE: [description of security]

Tax identification number: 04-2845273

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)   All notices of payments, written confirmations of such wire transfers and audit confirmations:

Sun Life Assurance Company of Canada

Attn: Private Placements

Location code: 302D36

227 King Street South

Waterloo, ON, Canada  N2J4C5

(3)   All other communications, including notices of non-routine payments:

One Sun Life Executive Park

Wellesley Hills, MA  02481

Attention:  Investment Division/Private Fixed Income, SC 1303

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(4)   E-mail address for Electronic Delivery:

michael.berrian@sunlife.com

robert.veno@sunlife.com

(5)   Address for delivery of Notes:

Sun Capital Advisers LLC

SC 1303

One Sun Life Executive Park

Wellesley Hills, MA  02481

Attention: Linda R. Guillette

(6)   Tax ID: 04-2845273

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SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Notes” is defined in Section 1.2.

“Adjusted LIBOR Rate” is defined in Section 1.4(a).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent.

“Anti-Terrorism Order” means Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed; provided that, if the applicable Business Day relates to the determination of LIBOR, it means a day on which dealings are also carried on in U.S. dollar deposits in the London interbank market.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that shall have been or should be recorded as a capitalized lease in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person, the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of a partnership, partnership interests (whether general or limited) (c) in the case of a limited liability company, membership interests and (d) any other interest or participation in a Person that confers on the holder the right to receive a share of the profits and losses of, or distributions of assets of, such Person.

“Change of Control” means an event or series of events by which any person or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (such person or persons hereinafter referred to as an “Acquiring Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the then outstanding Voting Stock of the Parent; provided that, notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if the Parent (or the Acquiring Person if either (x) the Parent is no longer in existence or (y) the Acquiring Person has acquired all or substantially all of the assets thereof) shall have an Investment Grade Rating immediately following such Acquiring Person becoming the “beneficial owner” or consummating such acquisition.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Documents” means the mortgages, deeds of trust, security agreements, financing statements and any other agreements or documents entered into by the Parent or a Subsidiary creating Liens securing the Notes and other obligations payable by the Parent or any Subsidiary pursuant to this Agreement, the Subsidiary Guaranty, the Parent Guaranty or the Credit Agreement, including those specifically referenced in the Intercreditor Agreement, as such agreements or documents may hereafter be amended, modified or restated.

“Company” means United Stationers Supply Co., an Illinois corporation.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, with respect to any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) losses attributable to equity in Affiliates, (vi) non-cash charges related to employee compensation and (vii) any extraordinary non-cash or nonrecurring non-cash charges or losses, minus, to the extent included in Consolidated Net Income for such period, any extraordinary non-cash or nonrecurring non-cash gains, all calculated for the Parent and its Subsidiaries on a consolidated basis. If, during the period for which Consolidated EBITDA is being calculated, the Parent or any Subsidiary has acquired (i) sufficient Capital Stock of a Person to cause such Person to become a Subsidiary or (ii) all or substantially all of the assets or operations, division or line of business of a person, Consolidated EBITDA shall be calculated after giving pro forma effect thereto as if such acquisition had occurred on the first day of such period.

“Consolidated Funded Indebtedness” means, at any time, with respect to any Person, without duplication, the sum of (i) the aggregate dollar amount of Consolidated Indebtedness for borrowed money owing by such Person or for which such Person is liable which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time (other than obligations in respect of Rate Management Transactions), plus (ii) the aggregate undrawn amount of all standby Letters of Credit at such time for which such Person or any of its Subsidiaries is the account party or is otherwise liable (other than standby Letters of Credit in an amount up to $10,000,000 issued to support worker’s compensation obligations of the Parent, the Company and each Subsidiary Guarantor and other than Letters of Credit supporting any other component of this definition), plus (iii) the aggregate principal component of Capital Lease Obligations owing by such Person and its Subsidiaries on a

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consolidated basis or for which such Person or any of its Subsidiaries is otherwise liable, plus (iv) all Off-Balance Sheet Liabilities of such Person and its Subsidiaries on a consolidated basis, plus (v) all Disqualified Stock of such Person and its Subsidiaries on a consolidated basis.

“Consolidated Indebtedness” means, at any time, with respect to any Person, the Indebtedness of such Person and its Subsidiaries, calculated on a consolidated basis as of such time in accordance with GAAP.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Parent and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period (net of interest income), including yield or any other financing costs resembling interest that are payable under any Receivables Purchase Facility.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and on a first in first out basis of inventory valuation.

“Consolidated Net Worth” means, as of any date, the consolidated stockholders’ equity of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and on a first in first out basis of inventory valuation.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Parent and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership unless the underlying obligation is expressly made non-recourse to such general partner; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of the Contingent Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by such Person in good faith.

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“Control Event” means the execution of any written agreement that, when fully performed in accordance with the terms thereof by the parties thereto, would result in a Change of Control and shall not include letters of intent or similar arrangements or understandings.

“Credit Agreement” means the Second Amended and Restated Five-Year Revolving Credit Agreement dated as of July 5, 2007 among the Company, as borrower, the Parent, as credit party, JPMorgan Chase Bank, N.A. and the other lenders party thereto, as such agreement may be hereafter amended, modified, restated, supplemented, replaced, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facility.

“Default” means an event or condition the occurrence or existence of which if it continues uncured would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” is defined in Section 10.7.

“Distribution Business” means (i) the distribution of products, including but not limited to, technology products, office products, janitorial/sanitation products, foodservice consumables, office furniture, and safety products, (ii) any activity necessary, appropriate or incidental to the activities described in the preceding clause (i) of this definition, including but not limited to delivering, installing and servicing the products the Company or any Subsidiary sells; and (iii) any business related, ancillary or complementary to or arising from the foregoing.

“Disqualified Stock” means any preferred or other capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Notes become due and payable.

“Domestic Subsidiary” means any Subsidiary of any Person that is not a Foreign Subsidiary.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Quarter” means each fiscal quarter of the Parent and its Subsidiaries.

“Fiscal Year” means each fiscal year of the Parent and its Subsidiaries.

“Foreign Subsidiary” means (i) any Subsidiary of any Person that is not organized under the laws of a jurisdiction located in the United States of America and (ii) any Subsidiary of a Person described in clause (i) hereof that is organized under the laws of a jurisdiction located in the United States of America.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)           the government of

(i)            the United States of America or any state or other political subdivision thereof, or

(ii)           any jurisdiction in which the Parent or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent or any Subsidiary, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” of a Person means any guaranty, assumption, endorsement, or contingent agreement to purchase or provide funds for the payment of, or otherwise become liable upon, the obligation of any other Person, or any agreement to maintain the net worth or working capital or other financial condition of any other Person or any other assurance to any creditor of any Person against loss, including any comfort letter, operating agreement, take-or-pay contract, or the contingent liability of such Person in connection with any application for a

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letter of credit, excepting from the foregoing contingent liabilities the amount of such Person’s obligations with respect to bonds, deposits, standby letters of credit or other evidences of contingent obligations given to governmental entities in compliance with local and state requirements that have not been drawn or called upon.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)           obligations for borrowed money which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person;

(b)           obligations representing the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and accrued expenses in connection with the provision of services incurred in the ordinary course of such Person’s business);

(c)           Indebtedness of others, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (provided that the amount of any such Indebtedness at any time shall be deemed to be the lesser of (i) such Indebtedness at such time and (ii) the fair market value of such property, as determined by such Person in good faith at such time);

(d)           financial obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments;

(e)           obligations to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property;

(f)            Capital Lease Obligations;

(g)           Contingent Obligations of such Person in respect of any Indebtedness,

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(h)           reimbursement obligations under Letters of Credit, bankers’ acceptances, surety bonds and similar instruments;

(i)            Off-Balance Sheet Liabilities;

(j)            Net Mark-to-Market Exposure under Rate Management Transactions; and

(k)           Disqualified Stock.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of $5,000,000 or more in aggregate principal amount of the Notes and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Intercreditor Agreement” is defined in Section 1.3.

“Interest Period” is defined in Section 1.4(c).

“Investment Grade Rating” in respect of any Person means, at the time of determination, at least one of the following ratings of its senior, unsecured long-term indebtedness for borrowed money: (i) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, or any successor thereof (“S&P”), “BBB-” or better, (ii) by Moody’s Investors Service, Inc., or any successor thereof (“Moody’s”), “Baa3” or better, or (iii) by another rating agency of recognized national standing, an equivalent or better rating.

“Letter of Credit” in respect of any Person means, a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or, without duplication, for which such Person has a reimbursement obligation.

“Leverage Ratio” is defined in Section 10.1.

“LIBOR” is defined in Section 1.4(a).

“LIBOR Breakage Amount” is defined in Section 8.8.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole.

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“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the Notes, (c) the ability of the Parent to perform its obligations under this Agreement or the Parent Guaranty, or (d) the validity or enforceability of this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty.

“Maximum Payment Amount” means an amount equal to (1) the greater of (a) $50,000,000 and (b) an amount equal to (x) $50,000,000 plus (y) 50% of Consolidated Net Income in each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2007 plus (2) the net cash proceeds received by the Parent or the Company since July 5, 2007 from the exercise of stock options issued to directors, officers and employees of the Parent, the Company or the Company’s Subsidiaries, minus (3) the Distributions, or any portion of a Distribution, made since June 30, 2007 pursuant to clause (iv)(b) of Section 10.8, which Distributions (or portions thereof) result in the Leverage Ratio exceeding, or are otherwise made at a time when the Leverage Ratio exceeds (in each case calculated on a pro forma basis giving effect to any acquisitions since the end of the most recently ended Fiscal Quarter, such Distributions (or portion thereof) and any Indebtedness incurred in connection therewith), 2.75 to 1.00. Notwithstanding the foregoing, in no event shall the Maximum Payment Amount under this Agreement be less than the corresponding maximum payment amount under the Credit Agreement.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Mark-to Market Exposure” means, with respect to any Person, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Notes” is defined in Section 1.2.

“Off-Balance Sheet Liabilities” means, with respect to a Person, without duplication, the principal component of (i) any Receivables Purchase Facility or any other repurchase obligation or liability of such Person with respect to accounts or notes receivable sold

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by such Person (other than the sale or disposition in the ordinary course of business of accounts or notes receivable in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables)) or (ii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person; provided that “Off-Balance Sheet Liabilities” shall not include the principal component of the foregoing if such principal component (a) is otherwise reflected as a liability on such Person’s consolidated balance sheet or (b) is deducted from revenues in determining such Person’s consolidated net income but is not thereafter added back in calculating such Person’s Consolidated EBITDA.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Parent whose responsibilities extend to the subject matter of such certificate.

“Other Purchasers” is defined in Section 2.

“Parent” means United Stationers Inc., a Delaware corporation.

“Parent Guaranty” is defined in Section 1.3(a)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Customer Financing Guarantees” means any guaranty or repurchase or recourse obligations of the Company or any Subsidiary, incurred in the ordinary course of business, in respect of Indebtedness incurred by a customer of the Company or any Subsidiary; provided that the aggregate obligations of the Company and the Subsidiaries in respect of all such guarantees and other recourse obligations shall not exceed the greater of (i) $30,000,000 or (ii) 2% of Consolidated Total Assets as of the most recently completed Fiscal Quarter.

“Permitted Purchase Money Indebtedness” means secured or unsecured purchase money Indebtedness (including Capital Leases) incurred by the Parent, the Company or any Subsidiary after the date of the Closing to finance the acquisition of assets used in its business.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent or any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate has any liability.

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“Priority Debt” means, as of any date, the sum (without duplication) of (a) Indebtedness of the Parent and the Company secured by Liens not otherwise permitted by Sections 10.4(a) through (x) and (b) Indebtedness (other than Indebtedness in respect of receivables securitizations) of Subsidiaries other than the Company not otherwise permitted by Sections 10.5(a) through (e).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible, intangible, or mixed, or other assets owned, leased or operated by such Person.

“Proposed Prepayment Date” is defined in Section 8.3(c).

“PTE” is defined in Section 6.2(a).

“Purchaser” means each purchaser listed in Schedule A.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person that is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Parent, the Company or a Subsidiary which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices or equity prices.

“Receivables Purchase Documents” means any series of receivables purchase or sale agreements, servicing agreements and other related agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Parent, the Company or any of its Subsidiaries, in their respective capacities as sellers or transferors of any receivables, sell or transfer, directly or indirectly, to SPVs all of their respective right, title and interest in and to (but not their obligations under) certain receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith)), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

“Receivables Purchase Facility” means any series of receivables purchase or sale agreements, servicing agreements and other related agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Parent, the

10

Company or any of its Subsidiaries, in their respective capacities as sellers or transferors of any receivables, sell or transfer, directly or indirectly, to SPVs all of their respective right, title and interest in and to (but not their obligations under) certain receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith)), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

“Required Holders” means, at any time, (i) so long as the Series 2007-A Notes are the only Notes outstanding or with respect to any matter in which the Series 2007-A Notes are the only series of Notes affected, the holders of at least 60% in principal amount of the Series 2007-A Notes at the time outstanding (exclusive of Series 2007-A Notes then owned by the Parent or any of its Affiliates) and (ii) in any other circumstance, the holders of at least 51% in principal amount of the Notes (or, in accordance with Section 17.1, one or more series or tranches of Notes) at the time outstanding (exclusive of Notes then owned by the Parent or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Parent with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent.

“Series 2007-A Notes” is defined in Section 1.1.

“Significant Subsidiary” means any Subsidiary of the Parent that is a “significant subsidiary’ as such term is defined in Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission.

“Source” is defined in Section 6.2.

“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with any one or more transactions involving the securitization of such receivables permitted under the terms of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a

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50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent.

“Supplement” is defined in Section 1.2.

“Subsidiary Guarantor” “ is defined in Section 1.3(a)(ii).

“Subsidiary Guaranty” is defined in Section 1.3(a)(ii).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“this Agreement” or “the Agreement” is defined in Section 17.3.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Stock” means, with respect to any Person, any class of shares of stock or other equity interests of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors or other managing entities, as appropriate, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, any Subsidiary 100% of all of the Voting Stock (except directors’ qualifying shares and other minority shares held solely to satisfy organization requirements of the applicable jurisdiction) and voting interests of which are owned by any one or more of the Parent and its Wholly Owned Subsidiaries at such time.

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SCHEDULE 5.3

DISCLOSURE

NONE

SCHEDULE 5.4

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

PARENT

United Stationers Inc.

Delaware Corporation

Directors:	Frederick B. Hegi, Jr.
Jean S. Blackwell
Charles K. Crovitz
Richard W. Gochnauer
Daniel J. Good
Ilene S. Gordon
Roy W. Haley
Benson P. Shapiro
John J. Zillmer

Officers:	Richard W. Gochnauer	President and Chief Executive Officer
	S. David Bent	Senior Vice President and Chief Information Officer
	Ronald C. Berg	Senior Vice President, Inventory Management and Facility Support
	Eric A. Blanchard	Senior Vice President, General Counsel and Secretary
	Patrick T. Collins	Senior Vice President, Sales
	Brian S. Cooper	Senior Vice President and Treasurer
	Timothy P. Connolly	Senior Vice President, Operations
	James K. Fahey	Senior Vice President, Merchandising
	Mark J. Hampton	Senior Vice President, Marketing
	Jeffrey G. Howard	Senior Vice President, National Accounts and Channel Management
	P. Cody Phipps	President, United Stationers Supply
	Victoria J. Reich	Senior Vice President and Chief Financial Officer
	Stephen A. Schultz	Senior Vice President and President, Lagasse, Inc.
	Kenneth M. Nickel	Vice President, Controller and Chief Accounting Officer

SUBSIDIARY OF PARENT

United Stationers Supply Co.

Illinois Corporation

100% of Common Stock owned by United Stationers Inc.

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

SUBSIDIARIES OF COMPANY

United Stationers Financial Services LLC

Illinois Limited Liability Company

100% Membership Interest by United Stationers Supply Co.

United Stationers Technology Services LLC

Illinois Limited Liability Company

100% Membership Interest by United Stationers Supply Co.

Lagasse, Inc.

Louisiana Corporation

100% of Common Stock owned by United Stationers Supply Co.

Azerty de Mexico S.A. de C.V.

Mexico Corporation

100% of Capital Stock owned by United Stationers Supply Co.

United Stationers Hong Kong Limited

Hong Kong Corporation

99% of Common Stock owned by United Stationers Supply Co.

1% of Common Stock owned by United Worldwide Limited

United Worldwide Limited

Hong Kong Corporation

99% of Common Stock owned by United Stationers Supply Co.

1% of Common Stock owned by United Stationers Hong Kong Limited

USS Receivables Company, Ltd.

Cayman Islands Company Limited by Shares

100% of Common Stock owned by United Stationers Financial Services LLC

SCHEDULE 5.5

FINANCIAL STATEMENTS

The Financial Statements filed with the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Financial Statements filed with the Parent’s Form 10-Q for the quarterly period ended June 30, 2007.

SCHEDULE 5.8

LITIGATION

NONE

SCHEDULE  5.14

USE OF PROCEEDS

Net proceeds from the sale of the Notes will be used to reduce the outstanding principal obligations of the Second Amended and Restated Five-Year Revolving Credit Agreement dated July 5, 2007.

SCHEDULE 5.15

INDEBTEDNESS

Existing Indebtedness as of August 31, 2007

United Stationers Supply Co.:

1.                                       Industrial Development Bond Loan in the amount of $6,800,000 as evidenced by (i) Loan Agreement dated December 1, 1986 between the City of Twinsburg, Ohio (“Ohio”) and United Stationers Supply Co.; (ii) Indenture of Trust dated December 1, 1986 between Ohio and Bank of New York (as successor in interest) (as supplemented); and (iii) Guaranty Agreement dated December 1, 1986 between United Stationers Supply Co. and Bank of New York (as successor in interest) (Twinsburg, Ohio).  Outstanding Principal Amount $6,800,000.

2.                                       Intercompany Indebtedness of United Stationers Supply Co. to United Stationers Hong Kong Limited and United Worldwide Limited in the aggregate amount of $20,650.

3.                                       Indebtedness consisting of reimbursement obligations of up to $3,000,000 at any one time outstanding for letters of credit issued pursuant to that certain Standing Agreement for Commercial Letters of Credit dated as of June 6, 2001 by and among United Stationers Supply Co., United Worldwide Ltd. and United Stationers Hong Kong Ltd., on the one hand, and The Bank of New York, on the other hand, including those letters of credit outstanding as of the Closing Date and more specifically described below in this schedule.

4.                                       [**]

5.                                       Second Amended and Restated Five-Year Revolving Credit Agreement dated July 5, 2007 between United Stationers Supply Co., as the borrower, United Stationers Inc., as a credit party, and certain listed financial institutions and JPMorgan Chase Bank, N.A. for an aggregate committed principal availability amount of $325,000,000.  The outstanding principal amount owed as of August 31, 2007 was $163,800,000.

6.                                       Receivables Securitization Program Omnibus Amendment dated March 23, 2007 entered into by and among USS Receivables Company, Ltd., United Stationers Financial Services LLC, Falcon Asset Securitization Company LLC, and , PNC Bank, N.A.  The maximum available funding amount is $250,000,000.  The outstanding principal amount owed as of August 31, 2007 was $244,000,000.  Under the Second Amended and Restated Five-Year Credit Agreement, the maximum permitted level of commitments for the Receivables Securitization Program is $375,000,000.

OUTSTANDING LETTERS OF CREDIT

(As of 8/31/07)

LC NO.	ISSUER	APPLICANT	ISSUE DATE	EXPIRY DATE	BENEFICIARY	OUTSTANDING BALANCE	BACKSTOP (B) OUTSTANDING (O) REPLACE (R)
1. 94020375	Bank of New York	United Stationers Supply Co./United Worldwide Limited/United Stationers Hong Kong	6/28/07	9/22/07	PT Pelinda Sarana Sukses	$342.00	O
2. 94020377	Bank of New York	United Stationers Supply Co./United Worldwide Limited/United Stationers Hong Kong	7/31/07	9/25/07	Catalina Industries Inc.	$27,495.16	O
3. 94020377	Bank of New York	United Stationers Supply Co./United Worldwide Limited/United Stationers Hong Kong	7/31/07	9/25/07	Ningbo Battery Electrical	$46,283.80	O
4. 94020379	Bank of New York	United Stationers Supply Co./United Worldwide Limited/United Stationers Hong Kong	8/17/07	10/23/07	Catalina Industries Inc.	$24,705.88	O
5. 581088-02	Comerica Bank	United Stationers Supply Co.	3/19/03	3/18/08 (Auto renewal)	Lumbermans Mutual Caualty Company	$1,218,000.00	O
6. 581109-2	Comerica Bank	United Stationers Supply Co.	3/19/03	3/18/08 Auto Renewal	Sentry Insurance A Mutual Company	$4,975,000.00	O
7. 00301404-00-000	PNC Bank	United Stationers Supply Co.	10/9/98	12/27/09	Bank of New York	$6,960,000.00	O
8. 610626-06	Comerica Bank	United Stationers Supply Co.	5/31/05	3/21/08	The Travelers Indemnity Company	$250,000.00	O
9. 624961-06	Comerica Bank	United Stationers Supply Co.	12/5/06	12/5/07(Auto Renewal)	The Travelers Indemnity Company	$3,050,000.00	O

SCHEDULE 10.5

SUBSIDIARY INDEBTEDNESS

Any subsidiary Indebtedness is shown on SCHEDULE 5.15 INDEBTEDNESS.

EXHIBIT 1.1

[FORM OF SERIES 2007-A NOTE]

THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

UNITED STATIONERS SUPPLY CO.

Floating Rate Secured Senior Note, Series 2007-A, due October 15, 2014

No. R-[ ]	[Date]
$[ ]	PPN: 913008 A*9

FOR VALUE RECEIVED, the undersigned, UNITED STATIONERS SUPPLY CO. (herein called the “Company”), a corporation organized and existing under the laws of the State of Illinois and a wholly owned Subsidiary of the Parent (as such term is defined below), promises to pay to [         ], or registered assigns, the principal sum of $[              ] on October 15, 2014, with interest (computed on the basis of a 360-day year and the actual number of days elapsed) (a) on the unpaid principal thereof at a floating rate equal to the Adjusted LIBOR Rate (as defined in the Note Purchase Agreement referred to below) from time to time, payable quarterly on each January 15, April 15, July 15 and October 15, commencing with the January 15, April 15, July 15 or October 15 next succeeding the date hereof, until the principal shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue LIBOR Breakage Amount at the Default Rate until paid.

Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement.

This Note is one of a series of Secured Senior Notes (herein called the “Notes”) issued pursuant to a Master Note Purchase Agreement dated as of October [    ], 2007 (as from time to time amended, the “Note Purchase Agreement”), between the Company, United Stationers Inc. (the “Parent”) and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Sections 6.1 and 6.2 of the Note Purchase

Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the unpaid principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note may not be prepaid in whole or in part prior to October 15, 2009. Thereafter it is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect and to the extent provided in the Note Purchase Agreement.

Payment of the principal of, and interest and LIBOR Breakage Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of Guaranties dated as of October [    ], 2007 of the Parent and of certain Subsidiaries of the Parent. The Notes also are secured by a pledge of collateral under the Collateral Documents. Reference is made to the Collateral Documents for a description of the property pledged and the rights of holders of the Notes in respect of such property.

An incorporator, director, officer, employee or stockholder, as such, of the Company, the Parent or any Subsidiary Guarantor shall not have any liability for any obligations of the Company, the Parent or a Subsidiary Guarantor under the Notes, the Parent Guaranty or the Subsidiary Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

2

UNITED STATIONERS SUPPLY CO.

By:
Name:
Title:

3

EXHIBIT 1.2

UNITED STATIONERS SUPPLY CO.
UNITED STATIONERS INC.

[              ] SUPPLEMENT TO MASTER NOTE PURCHASE AGREEMENT

Dated as of

Re:          $                         [   %] [Floating Rate] Secured Senior Notes, Series

                                  due

UNITED STATIONERS SUPPLY CO.
UNITED STATIONERS INC.
One Parkway North Blvd., Suite 100
Deerfield, IL 60015
Phone: 847-627-7000
Fax: 847-627-7001

[       ] SUPPLEMENT TO MASTER NOTE PURCHASE

AGREEMENT DATED AS OF OCTOBER [    ], 2007

Dated as of [             ]

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

This [Number] Supplement to Master Note Purchase Agreement (the “Supplement”) is among UNITED STATIONERS INC., a Delaware corporation (the “Parent”), UNITED STATIONERS SUPPLY CO., an Illinois corporation and a Subsidiary of the Parent (the “Company”), and the institutional investor[s] named on the attached Schedule A (the “Purchaser[s]”).

Reference is hereby made to the Master Note Purchase Agreement dated as of October 15, 2007 (the “Note Purchase Agreement”) between the Company, the Parent and the purchasers listed on Schedule A thereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Note Purchase Agreement. Reference is further made to Section 1.2 of the Note Purchase Agreement, which provides that each series of Additional Notes will be issued pursuant to a Supplement.

The Company agrees with the Purchaser[s] as follows:

1.             Authorization of the New Series of Additional Notes. The Company has authorized the issue and sale of $[          ] aggregate principal amount of Notes to be designated as its [   %] [Floating Rate] Secured Senior Notes, Series [    ], due [    ], [    ] (the “Series [    ] Notes”). The Series [    ] Notes, together with the Series 2007-A Notes [and the Series [    ] Notes] heretofore issued pursuant to the Note Purchase Agreement and each series of Additional Notes that may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series [    ] Notes shall be substantially in the form set out in Exhibit 1 to this [    ] Supplement, with such changes therefrom, if any, as may be approved by the Purchaser[s] and the Company.

2.             Sale and Purchase of Series [    ] Notes. Subject to the terms and conditions herein and in the Note Purchase Agreement, the Company will issue and sell each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series [   ] Notes in the principal amount specified opposite such Purchaser’s name in the attached Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers are several and not joint obligations and each Purchaser shall have no liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.             Closing. The sale and purchase of the Series [    ] Notes to be purchased by the Purchasers shall occur at the offices of [                                 ] at 9:00 a.m., [    ] time, at a closing (the “Closing”) on [    ], [    ] or on such other Business Day thereafter on or prior to [    ], [    ] as may be agreed upon by the Company and you and the other Purchasers. At the Closing, the Company will deliver to you the Series [    ] Notes to be purchased by you in the form of a single Note (or such greater number of Series [    ] Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 30290298 at Northern Trust Co., 50 S. LaSalle Street, Chicago, Illinois 60675, ABA number 071000152. If at the Closing the Company fails to tender such Series [    ] Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.             Conditions to Closing. Each Purchaser’s obligation to purchase and pay for the Series [    ] Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (as they may be supplemented, amended or superseded by the conditions set forth in paragraph (c) below) and to the following additional conditions:

(a)           Except as supplemented, amended or superseded by the representations and warranties set forth in Schedule 4, each of the representations and warranties of the Parent and the Company set forth in Section 5 of the Note Purchase Agreement shall be correct in all material respects (except those representations and warranties that are qualified by materiality, which will be correct in all respects) as of the date of Closing (except for such representations and warranties that relate to a specific earlier date, which shall be correct in all material respects as of such specific earlier date) and each of the Parent and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)           Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series              Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

2

(c)           [Here insert any modifications to conditions or additional conditions to Closing]

5.             [Here insert special provisions for Series              Notes including prepayment provisions applicable to Series              Notes (including make-whole amount, premium and breakage amount, if any)].

6.             Representations of the Purchasers. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement will be true and correct as of the date of the Closing with respect to the purchase of the Series              Notes by such Purchaser.

7.             Applicability of Note Purchase Agreement. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

8.             Additional Provisions. [Here insert any additional provisions].

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours,

UNITED STATIONERS SUPPLY CO.

By:
Name:
Title:

UNITED STATIONERS INC.

By:
Name:
Title:

3

The foregoing is agreed

to as of the date thereof.

[ADD PURCHASER SIGNATURE BLOCKS]

4

CONFIRMATION

Each of the undersigned acknowledges receipt of the foregoing [     ] Supplement to Master Note Purchase Agreement dated as of October 15, 2007 and confirms the continuing validity and enforceability against such undersigned of the Subsidiary Guaranty to which such undersigned is a party.

[ADD SIGNATURE BLOCKS FOR EACH

SUBSIDIARY GUARANTOR]

5

Schedule A to

[    ] Supplement

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Series [ ] Notes to be Purchased

Register Notes in name of:

(1)           All scheduled payments of principal and interest

by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, premium, or interest

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)           All notices of payments and written confirmations of such wire transfers:

(3)           Original notes delivered to:

(4)           All other communications:

(5)           E-mail address for electronic delivery:

(6)           Tax ID No.

6

Schedule 4 to

[   ] Supplement

SUPPLEMENTAL REPRESENTATIONS

Each of the Parent and the Company represents and warrants to each Purchaser that, except as hereinafter set forth in this Schedule 4, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects (except those representations and warranties that are qualified by materiality, which will be correct in all respects) as of the date hereof (except for such representations and warranties that relate to a specific earlier date, which shall be correct in all material respects as of such specific earlier date) with respect to the Series              Notes with the same force and effect as if each reference to “Series 2007-A Notes” set forth therein was modified to refer to the “Series              Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the                Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement that are superseded hereby with respect to the Series            Notes:

Section 5.3.            Disclosure. The Parent and the Company, through their agent, [        ], have delivered to each Purchaser a copy of a Private Placement Memorandum, dated [     ] (the “Memorandum”), relating to the transactions contemplated by the [            ] Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent and its Subsidiaries. The Note Purchase Agreement, the Memorandum (including the Parent’s SEC filings referred to therein), the documents, certificates or other writings identified in Schedule 5.3 to the              Supplement by or on behalf of the Parent in connection with the transactions contemplated by the Note Purchase Agreement and the                Supplement and the financial statements listed in Schedule 5.5 to the            Supplement (the Note Purchase Agreement, the                Supplement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since                         , there has been no change in the financial condition, operations, business or properties of the Parent or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent or the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.            Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the              Supplement contains (except as noted therein) complete and correct lists of (i) the Parent’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity

7

interests outstanding owned by the Parent and each other Subsidiary and (ii) the Parent’s directors and senior officers.

Section 5.13.          Private Offering by the Company. None of the Parent, the Company or anyone acting on their behalf has offered the Series      Notes, the Parent Guaranty or the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [  ] other Institutional Investors as defined in clause (c) of such term, each of which has been offered the Series              Notes, the Parent Guaranty and the Subsidiary Guaranty at a private sale for investment. None of the Parent, the Company or anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Series        Notes, the Parent Guaranty or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.          Use of Proceeds; Margin Regulations. Net proceeds from the sale of the Series              Notes will be used for                                and for general corporate purposes. No part of the proceeds from the sale of the Series              Notes pursuant to the            Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than [    ]% of the value of the consolidated assets of the Parent and its Subsidiaries and the Parent does not have any present intention that margin stock will constitute more than [    ]% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.          Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 to the              Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Parent and its Subsidiaries as of [                  ], since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent or its Subsidiaries. Neither the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Material Indebtedness of the Parent or any Subsidiary and no event or condition exists with respect to any Material Indebtedness of the Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Material Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Add any additional Sections as appropriate at the time the Series              Notes are issued and any exceptions to the representations and warranties]

8

Exhibit 1 to

Supplement

FORM OF SERIES [    ] NOTE

9

EXHIBIT 1.3(a)(i)

PARENT GUARANTY

THIS GUARANTY (this “Guaranty”) dated as of October 15, 2007 is made by UNITED STATIONERS INC., a Delaware corporation (the “Guarantor”), in favor of the holders from time to time of the Notes hereinafter referred to, including each purchaser named in the Master Note Purchase Agreement hereinafter referred to, and their respective successors and assigns (collectively, the “Holders” and each individually, a “Holder”).

W I T N E S S E T H:

WHEREAS, UNITED STATIONERS SUPPLY CO., an Illinois corporation (the “Company”), the Guarantor and the initial Holders have entered into a Master Note Purchase Agreement dated as of October 15, 2007 (the Master Note Purchase Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the “Note Purchase Agreement”);

WHEREAS, the Note Purchase Agreement contemplates the issuance by the Company of Notes (as defined in the Note Purchase Agreement) in one or more series and tranches;

WHEREAS, the Company is a wholly owned Subsidiary of the Guarantor and the Guarantor will derive substantial benefits from the purchase by the Holders of the Notes;

WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Notes that the Guarantor shall have executed and delivered this Guaranty to the Holders; and

WHEREAS, the Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

NOW, THEREFORE, in consideration of the premises and other benefits to the Guarantor, and of the purchase of the Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor makes this Guaranty as follows:

SECTION 1. Definitions. Any capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Note Purchase Agreement.

SECTION 2. Guaranty. The Guarantor unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the Company of the principal of, Make-Whole Amount or LIBOR Breakage Amount, if any, and interest on (including interest accruing or becoming owing subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company), and each other amount due under, the Notes and the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the

Note Purchase Agreement being sometimes hereinafter collectively referred to as the “Note Documents” and the amounts payable by the Company under the Note Documents, and all other monetary obligations of the Company thereunder (including any reasonable attorneys’ fees and expenses), being sometimes collectively hereinafter referred to as the “Obligations”). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, the Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. The Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.

SECTION 3. Guarantor’s Obligations Unconditional. The obligations of the Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of the Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim the Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever other than the indefeasible payment in full of the Obligations (whether or not the Guarantor or the Company shall have any knowledge or notice thereof), including:

(a)           any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

(b)           any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

(c)           any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to the Guarantor of the occurrence of a “Default” or an “Event of Default” under any Note Document;

(d)           any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other

2

instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

(e)           any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

(f)            any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, the Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(g)           any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

(h)           any merger or consolidation of the Company or the Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or the Guarantor to any other person;

(i)            any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and the Guarantor, or any termination of such relationship;

(j)            any release or discharge, by operation of law, of any other guarantor from the performance or observance of any obligation, covenant or agreement contained in any other guarantee of the Note Documents or the Obligations; or

(k)           any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

SECTION 4. Full Recourse Obligations. The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.

SECTION 5. Waiver. The Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3, (b) notice to the

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Guarantor of the incurrence of any of the Obligations, notice to the Guarantor or the Company of any breach or default by the Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against the Guarantor, (c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

SECTION 6. Subrogation, Contribution, Reimbursement or Indemnity. Until all Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until all Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Holders (duly endorsed by the Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine.

SECTION 7. Effect of Bankruptcy Proceedings, etc. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by the Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and one or more Holders shall have attempted to accelerate the maturity of the principal amount of the Notes pursuant to and in compliance with Section 12.1 of the Note Purchase Agreement, or an event shall have occurred that pursuant to Section 12.1 of the Note Purchase Agreement purportedly results in the automatic acceleration of

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the maturity of the principal amount of the Notes, and in either such case such acceleration shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and the Guarantor shall forthwith pay such principal amount, Make-Whole Amount, if any, LIBOR Breakage Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

SECTION 8. Term of Agreement. This Guaranty and all guaranties, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of the Guarantor hereunder shall be duly paid and performed in full.

SECTION 9. Notices. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid) (a) if to the Company or any Holder at the address set forth in the Note Purchase Agreement or (b) if to the Guarantor, in care of the Company at the Company’s address set forth in the Note Purchase Agreement, or in each case at such other address as the Company, any Holder or such Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

SECTION 10. Survival. All warranties, representations and covenants made by the Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Holders. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

SECTION 11. Jurisdiction and Process; Waiver of Jury Trial.

(a)           The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Parent Guaranty, the Note Purchase Agreement or the Notes. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(b)           The Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding solely of the nature referred to in Section 11(a) by mailing a copy thereof by registered, certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 9, to it. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 11 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 12. Miscellaneous. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, the Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Guarantor and the Required Holders. The section and paragraph headings in this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

UNITED STATIONERS INC.

By:
Name:
Title:

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EXHIBIT 1.3(a)(ii)

SUBSIDIARY GUARANTY

THIS GUARANTY (this “Guaranty”) dated as of October 15, 2007 is made by each of the undersigned (each being a “Guarantor”), in favor of the holders from time to time of the Notes hereinafter referred to and their respective successors and assigns (collectively, the “Holders” and each individually, a “Holder”).

W I T N E S S E T H:

WHEREAS, UNITED STATIONERS SUPPLY CO., an Illinois corporation (the “Company”), UNITED STATIONERS INC., a Delaware corporation and the owner of all of the issued and outstanding stock of the Company (the “Parent”), and the initial Holders have entered into a Master Note Purchase Agreement dated as of October 15, 2007 (the Master Note Purchase Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the “Note Purchase Agreement”);

WHEREAS, the Note Purchase Agreement contemplates the issuance by the Company of Notes (as defined in the Note Purchase Agreement) in one or more series and tranches;

WHEREAS, the Parent or Company directly or indirectly owns all of the issued and outstanding capital stock of each Guarantor and, by virtue of such ownership and otherwise, such Guarantor has derived or will derive substantial benefits from the purchase by the Holders of the Notes;

WHEREAS, it is a requirement of the Note Purchase Agreement that each Guarantor execute and deliver this Guaranty to the Holders; and

WHEREAS, each Guarantor desires to execute and deliver this Guaranty to satisfy the requirement described in the preceding paragraph;

NOW, THEREFORE, in consideration of the premises and other benefits to each Guarantor, and of the purchase of the Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor makes this Guaranty as follows:

SECTION 1            Definitions. Any capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Note Purchase Agreement.

SECTION 2            Guaranty. Each Guarantor, jointly and severally with each other Guarantor, unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the Company of the principal of, Make-Whole Amount, if any, LIBOR Breakage Amount, if any, and interest on (including interest accruing or becoming owing subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company), and each other amount due under, the Notes and the Note Purchase

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Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes hereinafter collectively referred to as the “Note Documents” and the amounts payable by the Company under the Note Documents (including any reasonable attorneys’ fees and expenses), being sometimes collectively hereinafter referred to as the “Obligations”). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, each Guarantor, without demand, presentment, notice of acceleration, notice of intent to accelerate, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. Each Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel. Notwithstanding the foregoing, the right of recovery against each Guarantor under this Guaranty is limited to the extent it is judicially determined with respect to any Guarantor that entering into this Guaranty would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, in which case such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

SECTION 3.           Guarantor’s Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of each Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim each Guarantor or any other Person may have against the Company or any other Person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and except as provided in Section 9.7(b) of the Note Purchase Agreement, shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever other than indefeasibly payment in full of the Obligations (whether or not each Guarantor or the Company shall have any knowledge or notice thereof), including:

(a)           any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

(b)           any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any Person to perfect any interest in any collateral;

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(c)           any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to any Guarantor of the occurrence of a “Default” or an “Event of Default” under any Note Document;

(d)           any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

(e)           any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

(f)            any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, any Guarantor or to any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(g)           any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

(h)           any merger or consolidation of the Company or any Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or any Guarantor to any other Person;

(i)            any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

(j)            any release or discharge, by operation of law, of any Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

(k)           any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or

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discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against any Guarantor.

SECTION 4.           Full Recourse Obligations. The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

SECTION 5.           Waiver. Each Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3, (b) notice to such Guarantor of the incurrence of any of the Obligations, notice to such Guarantor or the Company of any breach or default by such Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against such Guarantor, (c) presentment to, notice of acceleration of, notice of intent to accelerate or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

SECTION 6.           Subrogation, Contribution, Reimbursement or Indemnity. Until all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to any Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holders (duly endorsed by such Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine.

SECTION 7.           Effect of Bankruptcy Proceedings, etc. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned

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by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and one or more Holders shall have attempted to accelerate the maturity of the principal amount of the Notes pursuant to and in compliance with Section 12.1 of the Note Purchase Agreement, or an event shall have occurred that pursuant to Section 12.1 of the Note Purchase Agreement purportedly results in the automatic acceleration of the maturity of the principal amount of the Notes, and in either such case such acceleration shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and such Guarantor shall forthwith pay such principal amount, Make-Whole Amount, if any, LIBOR Breakage Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

SECTION 8.           Term of Agreement. Subject to Section 9.7(b) of the Note Purchase Agreement, this Guaranty and all guaranties, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be irrevocably paid and performed in full in cash and all of the agreements of such Guarantor hereunder shall be irrevocably duly paid and performed in full in cash.

SECTION 9.           Representations and Warranties. Each Guarantor represents and warrants to each Holder that:

(a)           such Guarantor is a corporation or other legal entity validly existing and in good standing or equivalent status under the laws of its jurisdiction of organization and has the corporate or other power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b)           such Guarantor has the corporate or other power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Guaranty;

(c)           this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

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(d)           the execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to such Guarantor or material contractual obligation of such Guarantor and, except as provided in the Note Purchase Agreement, will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of the Guarantor pursuant to the provisions of any material contractual obligation of such Guarantor or any requirement of law;

(e)           except as provided in the Note Purchase Agreement, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority is required in connection with the execution, delivery or performance of this Guaranty;

(f)            except as provided in the Note Purchase Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or any of its properties (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) which would reasonably be expected to have a Material Adverse Effect;

(g)           the execution, delivery and performance of this Guaranty will not violate any provision of any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority, domestic or foreign, or of the charter or by-laws of such Guarantor or of any securities issued by such Guarantor; and

(h)           after giving effect to the transactions contemplated herein and after giving due consideration to any rights of contribution, (i) the present fair salable value of the assets of such Guarantor is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii)  such Guarantor has received reasonably equivalent value for executing and delivering this Guaranty, (iii) the property remaining in the hands of such Guarantor is not an unreasonably small capital, and (iv) such Guarantor is able to pay its debts as they mature.

SECTION 10.         Notices. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid) (a) if to the Company or any Holder at the address set forth in,  the Note Purchase Agreement or (b) if to a Guarantor, in care of the Company at the Company’s address set forth in the Note Purchase Agreement, or in each case at such other address as the Company, any Holder or such Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

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SECTION 11. Jurisdiction and Process; Waiver of Jury Trial.

(a)           Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty, the Note Purchase Agreement or the Notes. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Each Guarantor consents to process being served in any suit, action or proceeding solely of the nature referred to in Section 11(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 10, to it. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 11 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           EACH GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 12.         Miscellaneous. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, each Guarantor and the Holders and their respective successors and assigns. It is agreed and understood that any Subsidiary of the Company or of any Guarantor may become a Guarantor hereunder by executing a Joinder substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a

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“Guarantor” for all purposes under this Guaranty. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each Guarantor and the Holders; provided, however, that a Guarantor may be fully released and discharged from this Guaranty pursuant to the terms of Section 9.7(b) of the Note Purchase Agreement. The section and paragraph headings in this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

UNITED STATIONERS FINANCIAL SERVICES LLC

By:
Name:
Title:

UNITED STATIONERS TECHNOLOGY SERVICES LLC

By:
Name:
Title:

LAGASSE, INC.

By:
Name:
Title:

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FORM OF JOINDER TO SUBSIDIARY GUARANTY

The undersigned (the “Guarantor”), joins in the Subsidiary Guaranty dated as of October 15, 2007 from the Guarantors named therein in favor of the Holders, as defined therein, and (i) jointly and severally with the other Guarantors under the Subsidiary Guaranty, guarantees to the Holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Obligations (as defined in Section 2 of the Subsidiary Guaranty), (ii) accepts and agrees to perform and observe all of the covenants set forth therein, (iii) waives the rights set forth in Section 5 of the Subsidiary Guaranty, (iv) waives the rights, submits to jurisdiction, and waives service of process as described in Section 11 of the Subsidiary Guaranty and (v) agrees to be bound by all of the terms thereof and represents and warrants to the Holders that:

(a)           the Guarantor is validly existing and in good standing or equivalent status under the laws of its jurisdiction of organization and has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b)           the Guarantor has the requisite power and authority and the legal right to execute and deliver this Joinder to Subsidiary Guaranty (“Joinder”) and to perform its obligations hereunder and under the Subsidiary Guaranty and has taken all necessary action to authorize its execution and delivery of this Joinder and its performance of the Subsidiary Guaranty; and

(c)           the Subsidiary Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

IN WITNESS WHEREOF, the undersigned has caused this Joinder to Subsidiary Guaranty to be duly executed as of                           ,         .

[Name of Guarantor]

By:
Name:
Title:

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EXHIBIT 1.3(C)

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of October 15, 2007 (as  the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is entered into by and among JPMorgan Chase Bank, N.A. (“JPMCB”), in its capacity as agent (the “Agent”) for the “Lenders” under the Bank Credit Agreement (as defined below) (such Lenders, the “Banks”), the holders of the Notes (as defined below) listed on Annex II attached hereto and any subsequent holder of Notes (the “Noteholders”; the Banks, the Noteholders and the Agent, and any other holder of Eligible Additional Senior Secured Indebtedness (as defined below) that enters into a joinder to this Agreement between such holder and the Collateral Agent (the “Additional Holders”), together with their respective successors and assigns, are herein sometimes collectively called the “Lenders” and individually called a “Lender”), and JPMCB, in its capacity as contractual representative for the Lenders hereunder (the “Collateral Agent”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the “Bank Credit Agreement” and the “Note Agreement” and the “Eligible Additional Senior Secured Documents” (each as defined below).

RECITALS:

WHEREAS, United Stationers Supply Co., an Illinois corporation (herein called the “Company”), United Stationers Inc., a Delaware corporation (the “Parent”), the Banks, and the Agent entered into that certain Second Amended and Restated Five-Year Revolving Credit Agreement dated as of July 5, 2007 (as the same have been or may be amended, restated, supplemented or otherwise modified, replaced or refinanced from time to time, the “Bank Credit Agreement”), pursuant to which, among other things, the Banks have agreed to make certain advances to the Company (the “Loans”) and to issue letters of credit for the account of the Company (the “Letters of Credit”);

WHEREAS, the Company, the Parent and the Noteholders listed on Annex II entered into a Master Note Purchase Agreement, dated as of October 15, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) pursuant to which the Company issued and sold to the Noteholders $135,000,000 aggregate principal amount of the Company’s Floating Rate Secured Senior Notes, Series 2007-A, due October 15, 2014 (the “Series 2007-A Notes”); and which Note Agreement provides for the issuance by the Company of one or more additional series of secured senior notes (“Additional Notes” and, together with the Series 2007-A Notes, the “Notes”; the Notes, the Note Agreement, the Bank Credit Agreement and any other document, agreement or instrument pursuant to which Eligible Additional Senior Secured Indebtedness is incurred or issued and which governs any Eligible Additional Senior Secured Indebtedness (the “Eligible Additional Senior Secured Documents”) being herein referred to as the “Lender Documents”);

WHEREAS, pursuant to the terms of the Collateral Documents, each of the Company and the entities set forth on Annex III hereto (together with any other subsidiaries of the Parent or the Company that may hereafter become parties to any Collateral Document, the “Credit Parties”)

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that have guaranteed the repayment of all amounts due and payable under the Lender Documents, shall, as of the date hereof, have granted a security interest in certain of its assets to the Collateral Agent; and

WHEREAS, the Lenders desire to agree to the relative priority of the application of payments received pursuant to the terms of the Collateral Documents with respect to the Obligations (as defined below), and certain other rights and interests;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Lenders and the Collateral Agent hereby agree as follows:

1.        Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Actionable Default” means, under the Lender Documents, (a) a Default or Event of Default (as defined therein) shall have occurred thereunder as a result of (i) the nonpayment of amounts owing thereunder, (ii) noncompliance with any financial covenant set forth therein or (iii) the bankruptcy or insolvency of the Company or any of its affiliates, including, without limitation, the Credit Parties, (b) a notice shall have been delivered to the Company by the Agent under the Bank Credit Agreement or a Noteholder under the Note Agreement or an Additional Holder under the Eligible Additional Senior Secured Documents indicating that a Default or Event of Default (as defined therein) has occurred and is continuing and the Obligations due under any such agreement are immediately due and payable, to the extent provided for in the applicable Lender Document, (c) a default shall have occurred under any Collateral Document or Guaranty (defined below) and the Agent, the Collateral Agent, or a Lender, as applicable, shall have caused the amounts owing thereunder to become immediately due and payable, to the extent provided for in the applicable Collateral Document or Guaranty or (d) any Lender shall have exercised a banker’s lien or right of offset against any account of the Company or any Credit Party maintained with such Lender after the occurrence of a Default or Event of Default (as defined therein).

“Agent’s Expenses” means all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel) (i) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement and each Collateral Document, if not previously reimbursed, or the enforcement (whether in the context of a civil action, adversarial proceeding, workout or otherwise) of any of the provisions hereof or thereof, or (ii) incurred or required to be advanced in connection with the sale or other disposition or the custody, preservation or protection of the Collateral pursuant to any Collateral Document and the exercise or enforcement of the Collateral Agent’s rights under this Agreement and in and to the Collateral.

“Collateral” means all property of the Company or any Credit Party in which the Agent or the Collateral Agent shall have been granted a security interest or lien under any of the Collateral Documents.

“Collateral Account” means the collateral account established and maintained by the Collateral Agent pursuant to Section 8.

“Collateral Documents” means any and all security agreements, pledge agreements, financing statements, and other similar instruments executed by the Company or any Credit Party in favor of the Collateral Agent from time to time pursuant hereto, in each case as such

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agreements, documents and instruments may be amended, modified, supplemented and/or restated, and together in each case with any other agreements, instruments and documents incidental thereto.

“Distribution Date” means the second business day in each calendar week, commencing with the first such business day following receipt by the Collateral Agent of a Notice of Actionable Default.

“Eligible Additional Senior Secured Indebtedness” means all monetary obligations under the Eligible Additional Senior Secured Agreements and that are permitted under the Bank Credit Agreement, the Note Agreement and any other Eligible Additional Senior Secured Documents (if in effect) to be secured by the Liens and security interests under the Collateral Documents on a pari passu basis (on all or part of the Collateral) with the Obligations under the Bank Credit Agreement and the Note Agreement and any other Eligible Additional Senior Secured Indebtedness (if in effect) so long as the property and assets covered by such Liens and security interests also secure the Obligations under the Bank Credit Agreement and the Note Agreement and any other Eligible Additional Senior Secured Indebtedness (if in effect).

“Guaranty” means any guaranty entered into by a Credit Party in favor of the Agent, the Collateral Agent, and/or any Lender guaranteeing the repayment of the Obligations due and payable under a Lender Document.

“L/C Interests” means, with respect to any Bank, such Bank’s direct or participation interests in all unpaid reimbursement obligations with respect to Letters of Credit and such Bank’s direct obligations or risk participations with respect to undrawn amounts of all outstanding Letters of Credit, provided that the undrawn amounts of outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount on deposit with the Agent at any time as provided in Section 9(b) hereof.

“Notice of Actionable Default” means a written notice to the Collateral Agent from any Lender or Lenders stating that it is a “Notice of Actionable Default” hereunder and certifying that an Actionable Default has occurred and is continuing.  A Notice of Actionable Default may be included in a written direction to the Collateral Agent from the Requisite Lenders pursuant to Section 5.

“Notice of Default” means a written notice to the Collateral Agent from any Lender or Lenders stating that it is a “Notice of Default” hereunder and certifying that an Event of Default (as defined in the Bank Credit Agreement or the Note Agreement or the Eligible Additional Senior Secured Documents to which an Additional Holder is a party) has occurred and is continuing.

“Obligations” means all of the monetary obligations owed by the Company and the Credit Parties to the Lenders and the Agent under the Bank Credit Agreement, the Note Agreement, the Eligible Additional Senior Secured Documents, the Notes, the Guaranties, the Collateral Documents, and related agreements, documents, and instruments, including, without limitation,  (1) the outstanding principal amount of, accrued and unpaid interest on, and any unpaid premium or make whole amount (as defined in the Note Agreement or, if applicable, any Eligible Additional Senior Secured Documents) or other breakage or prepayment indemnification due with respect to, the Loans, the Notes or any Eligible Additional Senior Secured Indebtedness, (2) any unpaid reimbursement obligations with respect to any Letters of Credit, (3) any undrawn

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amounts of any outstanding Letters of Credit, and (4) any other unpaid amounts (including amounts in respect of fees, expenses, indemnification, hedging obligations permitted under the Bank Credit Agreement and reimbursement) due from the Company and the Credit Parties under any of the Note Agreement, any Eligible Additional Senior Secured Documents, the Notes, the Bank Credit Agreement, the Guaranties or the Collateral Documents; provided that the undrawn amounts of any outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount on deposit with the Agent at any time as provided in Section 9(b) hereof.

“Principal Exposure” means, with respect to any Lender at any time (i) if such Lender is a Bank, (a) prior to the acceleration of the Obligations under the Bank Credit Agreement, the sum of (x) the aggregate amount of such Lender’s unfunded Commitments under the Bank Credit Agreement to the extent such Lender shall be contractually obligated to make Credit Extensions (as defined in the Bank Credit Agreement) pursuant to the terms of the Bank Credit Agreement, (y) the outstanding principal amount of such Lender’s Loans and (z) the outstanding face and/or principal amount of such Lender’s L/C Interests at such time, (b) after an acceleration of the Obligations under the Bank Credit Agreement but prior to the date upon which the Bank Credit Agreement has terminated by its terms and all of the Obligations thereunder shall have been paid in full, the sum of (x) the outstanding principal amount of such Lender’s Loans, (y) the outstanding face and/or principal amount of such Lender’s L/C Interests at such time and (z) the aggregate net early termination payments and all other amounts due and unpaid from the Borrower to such Bank or such Bank’s Affiliates under Rate Management Transactions, as determined by the Agent in its reasonable discretion and (z) after the Bank Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Bank Credit Agreement were ever accelerated), the aggregate net early termination payments and all other amounts then due and unpaid from the Borrower to such Bank or such Bank’s Affiliates under Rate Management Transactions, as determined by the Agent in its reasonable discretion, and (ii) if such Lender is a Noteholder, the outstanding principal amount of such Lender’s Notes at such time, (iii) if such Lender is an Additional Holder that is party to a secured revolving credit facility or secured term loan credit facility (a) prior to the acceleration of the Obligations under the such Lender’s Eligible Additional Senior Secured Documents, the sum of (x) the aggregate amount of such Lender’s unfunded commitments under such Eligible Additional Senior Secured Documents to the extent such Lender shall be contractually obligated to make extensions of credit pursuant to the terms of such Eligible Additional Senior Secured Documents and (y) the outstanding unpaid principal amount of such Lender’s Eligible Additional Senior Secured Indebtedness, (b) after an acceleration of the Obligations under such Lender’s Eligible Additional Senior Secured Documents but prior to the date upon which such Eligible Additional Senior Secured Documents have terminated by their terms and all of the Obligations thereunder shall have been paid in full, the outstanding unpaid principal amount of such Lender’s Eligible Additional Senior Secured Indebtedness and (iv) with respect to any other Lender that is an Additional Holder, the outstanding unpaid principal amount of such Lender’s Eligible Additional Senior Secured Indebtedness.

“Pro Rata Share” means, with respect to any Lender at any time, a fraction (expressed as a percentage), the numerator of which  is the amount of such Lender’s Principal Exposure at such time, and the denominator of which is the aggregate amount of the Principal Exposure of all of the Lenders at such time.

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“Requisite Lenders” means, at any time, (i) with respect to the aggregate Pro Rata Shares of the Banks and any Additional Holder that is party to a secured revolving credit facility or secured term loan credit facility, such Banks and Additional Holders whose Pro Rata Shares exceed fifty percent of such aggregate amount plus (ii) with respect to the aggregate Pro Rata Shares of the Noteholders and any Additional Holder not otherwise included under clause (i) above, such Noteholders and Additional Holders whose Pro Rata Shares (a) so long as the Series 2007-A Notes are the only Notes outstanding or with respect to any matter in which the Series 2007-A Notes are the only series of Notes affected, equal or exceed 60% of such aggregate amount and (b) in any other circumstance, exceed fifty percent of such aggregate amount.

“Secured Parties” means (i) the “Holders of Secured Obligations” under (and as defined in) the Bank Credit Agreement, (ii) the Noteholders and (iii) the Additional Holders, together with their respective successors and assigns.

2.        Appointment; Nature of Relationship.  The Agent, on behalf of the Banks, and each Noteholder and each Additional Holder by its acceptance of any Lender Document, hereby designates and appoints JPMCB as its Collateral Agent under this Agreement and the Collateral Documents, and each of them hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Collateral Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are incidental thereto.  The Collateral Agent agrees to act as such on the express terms and conditions contained in this Agreement.  Notwithstanding the use of the defined term “Collateral Agent,” it is expressly understood and agreed that the Collateral Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Collateral Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the Collateral Documents.  In its capacity as the Lenders’ contractual  representative, the Collateral Agent (i) does not assume any fiduciary duties to any of the Lenders and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the Collateral Documents.  The Agent, on behalf of the Banks, each Noteholder and each Additional Holder by its acceptance of any Lender Document agrees to assert no claim against the Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each of them hereby waives.

3.        Powers and Duties.  The Collateral Agent shall have and may exercise such powers under the Collateral Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  The Collateral Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the Collateral Documents, except any action specifically required by this Agreement or any of the Collateral Documents to be taken by the Collateral Agent or directed by the Requisite Lenders in accordance with the terms hereof.  The Collateral Agent shall not take any action which is in conflict with any provisions of applicable law or of this Agreement or any Collateral Document.

4.        Authorization to Execute Collateral Documents.  If the Collateral Agent receives written notice from either the Agent or a Noteholder or an Additional Holder at any time or from time to time hereunder that Collateral Documents are required pursuant to the Bank Credit Agreement, the Note Agreement or any Eligible Additional Senior Secured Document in connection with the grant of a security interest in and lien against the assets of the Company and/or a Credit Party,

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the Collateral Agent is authorized to and shall execute and deliver such Collateral Documents as the Agent or such Noteholder or such Additional Holder shall direct requiring execution and delivery by it and is authorized to and shall accept delivery from the Company of such Collateral Documents as the Agent or the Noteholder or the Additional Holder shall direct which do not require execution by the Collateral Agent.

5.        Direction by Requisite Lenders.  Except as otherwise provided in this Section 5, the Collateral Agent shall take any action with respect to the Collateral and the Collateral Documents directed in writing by the Requisite Lenders.  Notwithstanding the foregoing, the Collateral Agent shall not be obligated to take any such action (i) which is in conflict with any provisions of applicable law or of this Agreement or any Collateral Document or (ii) with respect to which the Collateral Agent, in its opinion, shall not have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it as a result of compliance with such direction.  Under no circumstances shall the Collateral Agent be liable for following the written direction of the Requisite Lenders.  In each instance in which the Requisite Lenders deliver a written direction to the Collateral Agent pursuant hereto, the Collateral Agent shall promptly send a copy of such written direction to each Lender that is not included in such Requisite Lenders.

6.        Notice of Actionable Default.  Any Lender or Lenders may give the Collateral Agent a Notice of Default or a Notice of Actionable Default in the manner provided in Section 31 and shall give a copy of such Notice of Default or Notice of Actionable Default to each of the other Lenders.  If and only if the Collateral Agent shall have received a Notice of Actionable Default, the Collateral Agent shall, if directed in writing by the Requisite Lenders, exercise the rights and remedies provided in this Agreement and in any of the Collateral Documents.

7.        Remedies.  Each of the Lenders hereby irrevocably agrees that the Collateral Agent shall be authorized, after the occurrence of an Actionable Default and at the direction of the Requisite Lenders or incidental  to any such direction, for the purpose of carrying out the terms of this Agreement and any of the Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes hereof and thereof, including, without limiting the generality of the foregoing, to the extent permitted by applicable law, to do the following:

(i)            to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral (except that, without the consent of all Lenders, the Collateral Agent shall not accept any Obligations in whole or partial consideration from the disposition of any Collateral),

(ii)           to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Collateral Agent in connection with this Agreement or any of the Collateral Documents,

(iii)          to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

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(iv)  to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Collateral Documents, and

(v)  to do, at its option and at the expense and for the account of the Lenders (to the extent the Collateral Agent shall not be reimbursed by the Company) at any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

8.        The Collateral Account.  Upon receipt by the Collateral Agent of a Notice of Actionable Default, and until such time as the Event of Default described therein is cured or waived, the Collateral Agent shall establish and maintain at its principal office an interest-bearing account that shall be entitled the “United Stationers Collateral Account.”  All moneys received by the Collateral Agent with respect to Collateral after receipt of a Notice of Actionable Default shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with Section 9.  In addition, any other payments received, directly or indirectly, by any Lender of or with respect to any of the Obligations (including, without limitation, any payment by any Credit Party under any Guaranty) after giving or receiving a Notice of Actionable Default (excluding any payments distributed to any Lender by the Collateral Agent in accordance with Section 9), any payment received by any Lender (whether direct or indirect, by foreclosure, set-off, exercise of banker’s lien or otherwise) from the Company or any Credit Party made during the continuance of an Actionable Default (other than scheduled payments of interest, fees and principal in respect of the Obligations), and any payment received by any Lender with respect to any of the Obligations in an insolvency or reorganization proceeding with respect to the Company or any Credit Party, shall promptly be delivered to the Collateral Agent and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with Section 9.  The Collateral Account at all times shall be subject to the exclusive dominion and control of the Collateral Agent.

9.        Application of Moneys.  (a) All moneys held by the Collateral Agent in the Collateral Account shall be distributed by the Collateral Agent on each Distribution Date as follows:

FIRST:  To the Collateral Agent in an amount equal to the Agent’s Expenses that are unpaid as of such Distribution Date, and to any Lender that has theretofore advanced or paid any such Agent’s Expenses in an amount equal to the amount thereof so advanced or paid by such Lender prior to such Distribution Date;

SECOND:  To the Lenders, pro rata in proportion to their respective Pro Rata Shares as of such Distribution Date; and

THIRD:  Any surplus remaining after payment in full in cash of all Agent’s Expenses and all of the Obligations shall be paid to the Company, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, provided that if any Lender shall have notified the Collateral Agent in writing that a claim is pending for which such Lender is entitled to the benefits of an indemnification, reimbursement or similar provision

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under which amounts are not yet due but with respect to which the Company continues to be contingently liable, and amounts payable by the Company with respect thereto are secured by the Collateral, the Collateral Agent shall continue to hold the amount specified in such notice in the Collateral Account until the Company’s liability with respect thereto is discharged or released to the satisfaction of such Lender.

Notwithstanding the foregoing, except for any surplus under clause THIRD above, the Collateral Agent shall not be required (unless directed by the Requisite Lenders) to make a distribution on any Distribution Date if the balance in the Collateral Account available for distribution on such Distribution Date is less than $10,000.  The Collateral Agent shall not be responsible for any Lender’s application (or order of application) of payments received by such Lender from the Collateral Agent hereunder to the Obligations owing to such Lender.  For the purpose of determining the amounts to be distributed pursuant to clause SECOND above of this subsection (a) with respect to the undrawn amounts of the outstanding Letters of Credit, such undrawn amounts shall be reduced by any amounts held as collateral pursuant to subsection (b) of this Section 9.

(b)  Any distribution pursuant to clause SECOND of subsection (a) above with respect to the undrawn amount of any outstanding Letter of Credit shall be paid to the Agent to be held as collateral for the Banks and disposed of as provided in this subsection (b).  On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Agent shall distribute to the Banks from the amounts held pursuant to this subsection (b) for application to the payment of the reimbursement obligation due to such Banks with respect to such draw an amount equal to the product of (1) the total amount then held pursuant to this subsection (b), and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such draw.  On each date on which a reduction in the undrawn amount of any outstanding Letter of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on such Letter of Credit, the Agent shall distribute from the amounts held pursuant to this subsection (b) an amount equal to the product of (1) the total amount then held pursuant to this subsection (b) and (2) a fraction the numerator of which is the amount of such reduction and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in clause SECOND of subsection (a) above.  At such time as no Letters of Credit are outstanding, any remaining amount held pursuant to this subsection (b), after the distribution therefrom as provided above, shall be distributed as provided in clause SECOND of subsection (a) above.

10.      Information from Lenders.  Each of the Lenders hereby agrees, promptly upon request by the Collateral Agent, to provide to the Collateral Agent in writing such information regarding the Obligations held by such Lender as may be reasonably required by the Collateral Agent at any time to determine such Lender’s Pro Rata Share or to calculate distributions to such Lender from the Collateral Account.  Each Lender shall notify the Collateral Agent in writing promptly following the repayment in full of all Obligations owing to such Lender.

11.      Limitation on Collateral Agent’s Duties in Respect of Collateral.  Other than the Collateral Agent’s duties set forth in this Agreement and the Collateral Documents as to the custody of Collateral and the proceeds thereof received by the Collateral Agent hereunder and

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thereunder and the accounting to the Company, the Credit Parties, and the Lenders therefor, the Collateral Agent shall have no duty to the Company, the Credit Parties, or the Lenders with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the preservation of rights against prior parties or any other rights pertaining thereto.

12.      Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender and based on the financial information provided by the Company and the Credit Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Collateral Documents.

13.      Exculpation.  Neither the Collateral Agent nor any of its directors, officers, affiliates, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made by the Company or any Credit Party in connection with any Collateral Document or Guaranty; (ii) the performance or observance of any of the covenants or agreements of the Company, or any Credit Party under any Collateral Document or Guaranty; (iii)  the satisfaction or observance of any condition or covenant specified in any of the Lender Documents; (iv) the existence or possible existence of any default under any of the Lender Documents or any Actionable Default;  (v) the validity, enforceability, effectiveness or genuineness of any Collateral Document, Guaranty or any other instrument or writing furnished in connection herewith; (vi) the validity, perfection or priority of any security interest or lien created under any Collateral Document; or (vii) the financial condition of the Company or any of the Credit Parties.

14.      Employment of Agents and Counsel.  The Collateral Agent may execute any of its duties as the Collateral Agent hereunder and under any Collateral Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Collateral Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Collateral Agent and the Lenders and all matters pertaining to the Collateral Agent’s duties hereunder and under the Collateral Documents.

15.      Reliance on Documents and Counsel.  The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Collateral Agent, which may be employees of the Collateral Agent.

16.      Collateral Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Collateral Agent ratably in proportion to their respective Pro Rata Shares as of the date of the occurrence of the event as to which such reimbursement or indemnification is being made (i) for any amounts not reimbursed by the Company, or any Credit Party, under its Collateral Documents or Guaranty, as applicable, (ii) for any other expenses incurred by the Collateral Agent, on behalf of the Lenders, in connection with the preservation or protection of

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the Collateral or the validity, perfection or priority of the Collateral Agent’s interest therein or the enforcement of the Collateral Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Collateral Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of the Collateral Agent.  The agreements in this Section 16 shall survive the repayment of the Obligations and the termination of the other provisions of this Agreement.

17.      Rights as a Lender.  Notwithstanding that JPMCB is acting as the Collateral Agent hereunder, JPMCB in its individual capacity shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not the Collateral Agent, and the term “Lender” or “Lenders” shall include JPMCB in its individual capacity.

18.      Successor Collateral Agent.  The Collateral Agent may resign at any time by giving not less than thirty days’ prior written notice thereof to the Lenders, the Company, and the Credit Parties, and the Collateral Agent may be removed at any time with or without cause by written notice received by the Collateral Agent from the Requisite Lenders. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint, on behalf of the Lenders, a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty days after the retiring Collateral Agent’s giving notice of resignation, then the retiring Collateral Agent may appoint, on behalf of the Lenders, a successor Collateral Agent.  Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Collateral Documents.  No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent hereunder and under the Collateral Documents.  Any replacement Collateral Agent shall be a bank, trust company, or insurance company having capital, surplus, and undivided profits of at least $250,000,000.  After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Agreement shall continue  in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent hereunder and under the Collateral Documents.

19.      Partial Release.  If the Collateral Agent receives written notice from the Agent and the Company that the lien on any Collateral granted pursuant to any Collateral Document is required to be released pursuant to a transaction permitted by the terms of the Bank Credit Agreement, the Note Agreement and the Eligible Additional Senior Secured Documents, the Collateral Agent shall promptly release such Collateral in accordance with the directions of the Agent and the Company.

20.      Release and Termination.  All of the Collateral shall be released and this Agreement shall be terminated on the earlier of:

10

(a)           the date on which (i) the Collateral Agent shall have received from each of the Lenders written notice that all Obligations owing to such Lender have been paid in full and (ii) all Agent’s Expenses shall have been paid in full; or

(b)           the date on which (i) the Collateral Agent shall have received written notice from the Agent directing the Collateral Agent to release the Collateral and stating that the Banks have consented to such release under the terms of the Bank Credit Agreement, and (ii) all Agent’s Expenses shall have been paid in full.

21.      Amendments and Waivers of Collateral Documents.  The Collateral Agent shall not execute or deliver any amendment or waiver with respect to any Collateral Document except at the direction or with the consent of the Requisite Lenders.

22.      Notices With Respect to Lender Documents.  Each of the Agent and each Noteholder and each Additional Holder by its acceptance of any Lender Document agrees to use its best efforts to give to the other (a) copies of any notice of the occurrence or existence of any default in payment of the Obligations sent to the Company and/or any Credit Party, simultaneously with the sending of such notice to the Company and/or such Credit Party, and (b) notice of any acceleration of the Loans, the Notes or any Eligible Additional Senior Secured Indebtedness, promptly upon such acceleration, but the failure to give any of the foregoing notices shall not affect the validity of such notice of default or such acceleration or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party.  Each Lender shall use commercially reasonable efforts to deliver notice to the Collateral Agent, for prompt dissemination to all Lenders, of the occurrence of any Default or Event of Default under any Lender Document to which such Lender is a party within five Business days after such Lender shall have actual knowledge thereof; provided that no Lender nor the Collateral Agent shall incur any liability for failure to give such notice.

23.      No Other Security.  Neither the Agent nor any Lender shall take or receive a security interest in or lien upon any of the property or assets of the Company or any Credit Party as security for the Obligations other than pursuant to this Agreement and the Collateral Documents or as security for any other obligations of the Company or any of the Credit Parties other than the Obligations.  Neither the Agent nor any Lender shall take or receive any guaranty for the benefit of any obligations of the Company or its Subsidiaries other than the Guaranties.

24.      Accounting; Invalidated Payments.  (a) The Agent and each Lender agrees to render an accounting to any of the others of the outstanding amounts of the Obligations, of receipts of payments from the Company, any Subsidiary of the Company and any Credit Party and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request.

(b) To the extent that any payment received by any Lender pursuant to a distribution under Section 9(a) hereof is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then each other Lender that received a payment pursuant to such distribution shall purchase from the Lender whose payment was invalidated (the “Affected Lender”), at such time as the Affected Lender is required to return or repay such payment, an undivided participation interest in the Affected Lender’s Obligations in an amount

11

such that after such purchase the amount of such distribution (after deduction of the invalidated payment) shall have been shared ratably among the Lenders as contemplated by Section 9(a) hereof.

25.      Continuing Agreement.  This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until terminated in accordance with Section 20.  Without limiting the generality of the foregoing, this Agreement shall survive the commencement of any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding involving the Company, a Subsidiary of the Company or a Credit Party.  The Agent and each Lender agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations pursuant to any distribution hereunder is rescinded or must otherwise be restored by the Agent or any Lender, upon the insolvency, bankruptcy or reorganization of the Company, a Subsidiary of the Company or a Credit Party or otherwise, as though such payment had not been made.

26.      Representations and Warranties.  Each of the parties hereto severally represents and warrants to the other parties hereto that it has full corporate power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity.

27.      Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Collateral Agent, the Lenders and each of their respective successors, transferees and assigns.  Without limiting the generality of the foregoing sentence, if any Lender assigns or otherwise transfers (in whole or in part) to any other person or entity the Obligations to such Lender under the Bank Credit Agreement, the Note Agreement or any Eligible Additional Senior Secured Document such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Lender under this Agreement.

28.      No Reliance by Company.  Except for rights under Sections 19 and 20, none of the Company, any Subsidiary of the Company, or any other Credit Party shall have any rights under this Agreement or be entitled, in any manner whatsoever, to rely upon or enforce, or to raise as a defense, the provisions of this Agreement or the failure of the Collateral Agent, the Agent or any Lender to comply with such provisions.

29.      Other Proceedings.  Nothing contained herein shall limit or restrict the independent right of the Agent or any Lender to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or to be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any questions concerning the post-petition usage of collateral and post-petition financing arrangement; provided that neither the Agent nor any Lender shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any of the Obligations.

12

30.      Amendments and Waivers.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Lender, the Agent or the Collateral Agent herefrom, shall in any event be effective unless the same shall be in writing and signed by each Noteholder, each Additional Holder, the Agent, on behalf of the Banks, and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No consent of the Company or a Credit Party shall be required for any such amendment, waiver or departure unless it relates to a provision of this Agreement expressly binding upon the Company or such Credit Party.

31.           Notices.  All notices and other communications provided to any party under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth (a) in the case of the Agent, the Collateral Agent and each of the Banks, on Annex I hereto, (b) in the case of the Noteholders, on Annex II hereto, (c) in the case of any Additional Holder, as set forth in the Eligible Additional Senior Secured Documents to which it is a party, (d) in the case of the Company or any Credit Party, on Annex III hereto, or (e) in any case, at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; and notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden of proving receipt shall be on the transmitting party.  So long as no default shall have occurred and be continuing under the Bank Credit Agreement, the Note Agreement or any Eligible Additional Senior Secured Document, each of the Agent and each Noteholder and each Additional Holder by its acceptance of any Lender Document agrees to use its best efforts to send to the Company a copy of any notice such party gives to the other under this Agreement, but the failure to send such copy to the Company shall not affect the validity of such notice or create a cause of action against or cause a forfeiture of any rights of the party failing to send such copy or create any claim or right on behalf of the Company or any of its Subsidiaries or any Credit Party.

32.      No Waiver.  No failure or delay on the part of any Lender, the Agent or the Collateral Agent in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

33.      Severability.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

34.      No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

35.      GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING,

13

WITHOUT LIMITATION, 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.  THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

36.      Counterparts.  This Agreement may be separately executed and delivered in counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute one and the same Agreement.  Facsimile transmission of the signature of any party hereto shall be effective as an original signature.

37.      Headings.  Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

The remainder of this page is intentionally blank.

14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

JPMORGAN CHASE BANK, N.A., as Agent for itself and on behalf of the Banks, and as Collateral Agent

By:
Name:
Title:

Signature Page to Intercreditor Agreement

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT,
by Metropolitan Life Insurance Company,
its investment manager

By:
Name:
Title:

Signature Page to Intercreditor Agreement

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Name:
Title:

C.M. LIFE INSURANCE COMPANY

By:
Name:
Title:

MML BAY STATE LIFE INSURANCE COMPANY

By:
Name:
Title:

Signature Page to Intercreditor Agreement

PACIFIC LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Intercreditor Agreement

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:
Name:
Title:

By:
Name:
Title:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Intercreditor Agreement

Acknowledged by:

UNITED STATIONERS SUPPLY CO.

By:
Name:
Title:

UNITED STATIONERS INC.

By:
Name:
Title:

Signature Page to

Intercreditor Agreement

ANNEX I

NOTICE FOR THE BANKS:

JPMorgan Chase Bank, N.A., as Administrative Agent

1 Chase Plaza

Chicago, Illinois 60670

Attention: Nathan Bloch

Facsimile: 312-325-3239

Telephone:  312-325-3094

ANNEX II

NOTEHOLDERS:  The following are the “Noteholders”:

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	METROPOLITAN LIFE INSURANCE COMPANY	$65,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

	Bank Name:	JPMorgan Chase Bank
	ABA Routing #:	021-000-021
	Account No.:	002-2-410591
	Account Name:	Metropolitan Life Insurance Company
	Ref:	United Stationers, Inc. Floating Rate Secured Senior Note, Series 2007-A due 10-15-14

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	Metropolitan Life Insurance Company Investments, Private Placements P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Director Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company P.O. Box 1902

10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Chief Counsel-Securities Investments (PRIV) Facsimile (973) 355-4338

(3)	E-mail address for Electronic Delivery:

jdickson@metlife.com

(5)	Address for delivery of Notes:

Metropolitan Life Insurance Company Securities Investments, Law Department P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Jane J. Dickson, Esq.

(6)	In addition, please send one complete set of closing documents with original signatures; two bound sets of conformed copies of the principal documents; and 1 CD-ROM of the closing documents to:

Metropolitan Life Insurance Company
Attention: Jane J. Dickson, Esq.
10 Park Avenue/P.O. Box 1902
Morristown, New Jersey 07962

AND

One CD_ROM to:

MetLife
Attention: Mary Phillips
18210 Crane Nest Drive
Tampa, Florida 33647-2748
(813) 983-4564

(7)	Tax ID: 13-5581829

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	METLIFE INSURANCE COMPANY OF CONNECTICUT	$10,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

	Bank Name:	US Bank Trust
	ABA Routing #:	091000022
	Account No.:	180121167365
	OBI SEI Acct:	123186-010
	Account Name:	MetLife - Compass S/A
	Ref:	United Stationers, Inc. Floating Rate Secured Senior Note, Series 2007-A due 10-15-14

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

MetLife Insurance Company of Connecticut
c/o Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company of Connecticut
Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Facsimile (973) 355-4338

(3)	E-mail address for Electronic Delivery:

jdickson@metlife.com

(5)	Address for delivery of Notes:

MetLife Insurance Company of Connecticut
c/o Metropolitan Life Insurance Company
Securities Investments, Law Department
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Jane J. Dickson, Esq.

(6)	Tax ID: 06-0566090

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$11,100,000

(1)

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.
New York, NY
ABA No. 021000089
For MassMutual Unified Traditional
Acct. Name: MassMutual BA 0033 TRAD Private ELBX
Account No. 30566056
Re: Description of security, cusip, principal and interest split

	With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)	All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Custody and Collection Department

(3)	All other communications:

Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 800 PO Box 15189 Springfield, MA 01115-5189 Attention: Securities Investment Division

(4)	E-mail address for Electronic Delivery:

(5)	Address for delivery of Notes:

(6)	Tax ID: 04-1590850

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$3,900,000

(1)

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

	Citibank, N.A. New York, NY ABA No. 021000089 For MassMutual IFM Non-Traditional Account No. 30510589 Re: Description of security, cusip, principal and interest split

	With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)	All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Custody and Collection Department

(3)

All other communications:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Investment Division

(4)	E-mail address for Electronic Delivery:
pmanseau@babsoncapital.com, with a hard copy to follow to: Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division

(5)	Address for delivery of Notes: Babson Capital Management LLC 1500 Main Street, Suite 800 Springfield, MA 01115-5189 Attention: Christine Peaslee

(6)	Tax ID: 04-1590850

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$3,800,000

(1)

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

	Citibank, N.A. New York, NY ABA No. 021000089 For MassMutual Pension Management Account No. 30510538 Re: Description of security, cusip, principal and interest split

	With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)	All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Custody and Collection Department

(3)

All other communications:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Investment Division

(4)	E-mail address for Electronic Delivery:
pmanseau@babsoncapital.com, with a hard copy to follow to: Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division

(5)	Address for delivery of Notes: Babson Capital Management LLC 1500 Main Street, Suite 800 Springfield, MA 01115-5189 Attention: Christine Peaslee

(6)	Tax ID: 04-1590850

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$3,500,000

(1)

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

	Citibank, N.A. New York, NY ABA No. 021000089 For MassMutual Spot Priced Contract Account No. 30510597 Re: Description of security, cusip, principal and interest split

	With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)	All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Custody and Collection Department

(3)

All other communications:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Investment Division

(4)	E-mail address for Electronic Delivery:
pmanseau@babsoncapital.com, with a hard copy to follow to: Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division

(5)	Address for delivery of Notes: Babson Capital Management LLC 1500 Main Street, Suite 800 Springfield, MA 01115-5189 Attention: Christine Peaslee

(6)	Tax ID: 04-1590850

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	C.M. LIFE INSURANCE COMPANY	$1,900,000

(1)

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

	Citibank, N.A. New York, NY ABA No. 021000089 For CM Life Segment 43 - Universal Life Account No. 30510546 Re: Description of security, cusip, principal and interest split

	With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)

All notices of payments and written confirmations of such wire transfers:

C.M. Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Custody and Collection Department

(3)	All other communications: C.M. Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 800 PO Box 15189 Springfield, MA 01115-5189 Attention: Securities Investment Division

(4)	E-mail address for Electronic Delivery:
pmanseau@babsoncapital.com, with a hard copy to follow to: Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division

(5)	Address for delivery of Notes: Babson Capital Management LLC 1500 Main Street, Suite 800 Springfield, MA 01115-5189 Attention: Christine Peaslee

(6)	Tax ID: 06-1041383

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	MML BAY STATE LIFE INSURANCE COMPANY	$800,000

(1)

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

	Citibank, N.A. New York, NY 10043 ABA No. 021000089 For MML Bay State Account No. 30510677 Re: Description of security, cusip, principal and interest split

	With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803

(2)

All notices of payments and written confirmations of such wire transfers:

MML Bay State Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Custody and Collection Department

(3)

All other communications:

MML Bay State Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 800
PO Box 15189
Springfield, MA 01115-5189
Attention: Securities Investment Division

(4)	E-mail address for Electronic Delivery:
pmanseau@babsoncapital.com, with a hard copy to follow to: Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division

(5)	Address for delivery of Notes: Babson Capital Management LLC 1500 Main Street, Suite 800 Springfield, MA 01115-5189 Attention: Christine Peaslee

(6)	Tax ID: 43-0581430

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES 2007-A NOTES TO BE PURCHASED

	PACIFIC LIFE INSURANCE COMPANY	$5,000,000
$5,000,000
$5,000,000
$1,000,000
$1,000,000
$1,000,000
$1,000,000
$1,000,000

Register notes in name of: Mac & Co.

(1)	All payments by wire transfer of immediately available funds to:

Mellon Trust of New England
ABA# 0110-0123-4
DDA 125261
Attn: MBS Income CC: 1253
A/C Name: Pacific Life General Account/PLCF1810132
Regarding: Security Description & PPN

(2)	All notices of payments and written confirmations of such wire transfers:

Mellon Trust
Attn: Pacific Life Accounting Team
Three Mellon Bank Center
AIM # 153-3610
Pittsburgh, PA 15259
FAX# 412-236-7259

And

Pacific Life Insurance Company
Attn: Securities Administration – Cash Team
700 Newport Center Drive
Newport Beach, CA 92660-6397
FAX# 949-640-4013

(3)	All other communications:

Pacific Life Insurance Company
Attn: Securities Department
700 Newport Center Drive
Newport Beach, CA 92660-6397
FAX# 949-219-5406

(4)	Address for delivery of Notes:

Mellon Securities Trust Company
120 Broadway, 13th Floor
New York, NY 10271
Attn: Robert Ferraro 212.374.1918
A/C Name: Pacific Life General Acct
A/C #: PLCF1810132

(5)	E-mail address for Electronic Delivery:

(6)	Taxpayer I.D. Number: 95-1079000

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2007-A NOTES TO BE
PURCHASED

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK	$5,000,000

(1)                                  All payments by wire or intrabank transfer of immediately available funds to:

Mellon Bank of New England

ABA # 011001234 / BOS SAFE DEP

DDA: 125261

Attention: MBS Income CC 1253

Account Name: Sun Life New York - MVA Account

Account No.: KBLF00050002

RE: [description of security]

Tax identification number: 04-2845273

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)                                  All notices of payments, written confirmations of such wire transfers and audit confirmations:

Sun Life Assurance Company of Canada

Attn: Private Placements

Location code: 302D36

227 King Street South

Waterloo, ON, Canada  N2J4C5

(3)                                  All other communications, including notices of non-routine payments:

One Sun Life Executive Park

Wellesley Hills, MA  02481

Attention:  Investment Division/Private Fixed Income,

SC 1303

(4)                                  E-mail address for Electronic Delivery:

(5)                                  Address for delivery of Notes:

Sun Capital Advisers LLC

SC 1303

One Sun Life Executive Park

Wellesley Hills, MA  02481

Attention: Linda R. Guillette

(6)                                  Two original sets of closing documents and two conformed copies to:

Robert Veno, Associate Director

Sun Capital Advisers LLC

One Sun Life Executive Park, SC 1303

Wellesley Hills, MA  02481

Telephone:  (781) 446-1027

Ann C. King, Senior Counsel

Sun Capital Advisers LLC

One Sun Life Executive Park, SC 1335

Wellesley Hills, MA  02481

Telephone:  (781) 446-1996

(7)                                  Tax ID: 04-2845273

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2007-A NOTES TO BE
PURCHASED

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)	$10,000,000

(1)                                  All payments by wire or intrabank transfer of immediately available funds to:

Mellon Bank of New England

ABA # 011001234 / BOS SAFE DEP

DDA: 125261

Attention: MBS Income CC 1253

Account Name: Sun US — MVA Private Placements

Account No.: KEYF00020002

RE: [description of security]

Tax identification number: 04-2845273

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)                                  All notices of payments, written confirmations of such wire transfers and audit confirmations:

Sun Life Assurance Company of Canada

Attn: Private Placements

Location code: 302D36

227 King Street South

Waterloo, ON, Canada  N2J4C5

(3)                                  All other communications, including notices of non-routine payments:

One Sun Life Executive Park

Wellesley Hills, MA  02481

Attention:  Investment Division/Private Fixed Income, SC 1303

(4)                                  E-mail address for Electronic Delivery:

(5)                                  Address for delivery of Notes:

Sun Capital Advisers LLC

SC 1303

One Sun Life Executive Park

Wellesley Hills, MA  02481

Attention: Linda R. Guillette

(6)                                  Tax ID: 04-2845273

ANNEX III

CREDIT PARTIES: The following are “Credit Parties”:

UNITED STATIONERS SUPPLY CO.

UNITED STATIONERS INC.

LAGASSE, INC.

UNITED STATIONERS TECHNOLOGY SERVICES LLC

UNITED STATIONERS FINANCIAL SERVICES LLC

NOTICE INFORMATION:  Any notice or other information required to be delivered hereunder to the Company and/or any Credit Party shall be delivered to the following:

UNITED STATIONERS INC.
One Parkway N. Blvd., Suite 100
Deerfield, IL 60015
Attention:
Facsimile:
Telephone:

EXHIBIT 4.4(a)

FORM OF OPINION OF COUNSEL
FOR THE COMPANY

The opinion of Mayer Brown LLP, counsel for the Company, shall be to the effect that:

1.             The Company is a corporation validly existing and in good standing under the laws of Illinois, and has all requisite corporate power and authority to enter into and perform the Agreement and the Collateral Documents to which it is a party and to issue and sell the Notes.

2.             The Parent is a corporation validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to enter into and perform the Agreement and to execute, deliver and perform the Parent Guaranty and the Collateral Documents to which it is a party.

3.             Each of the Illinois Subsidiary Guarantors is a limited liability company validly existing and in good standing under the laws of Illinois, and has all requisite limited liability company power and authority to execute, deliver and perform the Subsidiary Guaranty and the Collateral Documents to which it is a party.

4.             The Agreement, the Covered Collateral Documents to which it is a party and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application now or hereafter in effect relating to or affecting the enforcement of the rights of creditors or other obligees generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

5.             The Agreement, the Covered Collateral Documents to which it is a party and the Parent Guaranty have been duly authorized by proper corporate action on part of the Parent, have been duly executed and delivered by an authorized officer of the Parent, and constitute valid and binding agreements of the Parent, enforceable in accordance with their terms, except to the except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application now or hereafter in effect relating to or affecting the enforcement of the rights of creditors or other obligees generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

6.             The Subsidiary Guaranty and the Covered Collateral Documents to which it is a party have been duly authorized by proper limited liability company action on the part of the Illinois Subsidiary Guarantors and have been duly executed and delivered by authorized officers of the Illinois Subsidiary Guarantors.

7.             The Subsidiary Guaranty and the Covered Collateral Documents to which it is a party and constitute valid and binding agreements of the Subsidiary Guarantors, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application now or hereafter in effect relating to or affecting the enforcement of the rights of creditors or other obligees generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

8.             Assuming the accuracy of the representations and warranties of all parties set forth in the Agreement and the representations of J.P. Morgan Securities Inc. set forth in a letter to the Company dated as of the date hereof regarding the offering of the Notes, the offer, sale and delivery of the Notes by the Company, the delivery of the Parent Guaranty by the Parent and the delivery of the Subsidiary Guaranty by the Subsidiary Guarantors do not require registration under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

9.             No authorization, approval or consent of, and no registration or qualification with, any U.S. Federal or Illinois state Governmental Authority is required in connection with the execution, delivery and performance by (i) the Company or the Parent of the Agreement and each Collateral Document to which it is a party or the offering, issuance and sale by the Company of the Notes, (ii) the Parent of the Parent Guaranty, or (iii) any Subsidiary Guarantor of the Subsidiary Guaranty and each Collateral Document to which it is a party.

10.           The issuance and sale of the Notes by the Company, the performance by the Company of its obligations under the Notes, the Agreement and the Covered Collateral Documents to which it is a party and the execution and delivery of the Agreement and the Covered Collateral Documents to which it is a party by the Company does not (i) violate any Applicable Law or any provision of the articles of incorporation or bylaws of the Company, or (ii) conflict with, or result in any breach or default under, or, except as contemplated by the Collateral Documents, result in the creation or imposition of any lien, charge or encumbrance on, the property of the Company pursuant to the provisions of any agreement or instrument listed on Schedule I hereto.

11.           The execution and delivery of the Agreement, the Parent Guaranty and the
Covered Collateral Documents to which it is a party by the Parent and the performance of its obligations thereunder does not (i) violate any Applicable Law or any provision of the certificate of incorporation or bylaws of the Parent, or (ii) conflict with, or result in any breach or default under, or, except as contemplated by the Collateral Documents, result in the creation or imposition of any lien, charge or encumbrance on, the property of the Parent pursuant to the provisions of any agreement or instrument listed on Schedule I hereto.

12.           The execution and delivery of the Subsidiary Guaranty and the Covered Collateral Documents to which it is a party by each Subsidiary Guarantor and the performance of their respective obligations thereunder does not violate any Applicable Law.

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13.           The execution and delivery of the Subsidiary Guaranty and the Covered Collateral Documents to which it is a party by each Illinois Subsidiary Guarantor and the performance of their respective obligations thereunder does not violate any provision of the organizational documents of such Illinois Subsidiary Guarantor.

14.           The execution and delivery of the Subsidiary Guaranty and the Covered Collateral Documents to which it is a party by each Subsidiary Guarantor and the performance of its obligations thereunder does not conflict with, or result in any breach or default under, or, except as contemplated by the Collateral Documents, result in the creation or imposition of any lien, charge or encumbrance on, the property of such Subsidiary Guarantor pursuant to the provisions of any agreement or instrument listed on Schedule I hereto.

15.           None of the Company, the Parent, any Subsidiary Guarantor or any Subsidiary is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

16.           Based on the representations and warranties set forth in the Agreement, the issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

17.           The provisions of the Security Agreement are effective under the New York UCC to create in favor of the Collateral Agent a security interest in the rights of the Company, the Parent and each Subsidiary Guarantor in that portion of the collateral of the Company, the Parent and each Subsidiary Guarantor, as applicable, in which a security interest was purported to be granted under the Security Agreement and in which a security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”).

18.           As evidenced by the time-stamped copies of the Financing Statements naming the Company, the Parent and each Illinois Subsidiary Guarantor as debtors attached as exhibits to such opinion, such financing statements were filed and accordingly the Collateral Agent’s security interest in the Article 9 Collateral of the Company, the Parent and each Illinois Subsidiary Guarantor in which a security interest may be perfected by filing a financing statement under the UCC as in effect in the state of filing has been perfected.

19.           Assuming the Collateral Agent takes delivery and retains possession in the State of Illinois of certificates in registered form representing the securities pledged to the Collateral Agent pursuant to the Security Agreement (the “Pledged Securities”), and further assuming the Pledged Securities are each duly indorsed to the Collateral Agent or in blank by an effective endorsement or are accompanied by undated stock powers with respect thereto duly indorsed to the Collateral Agent or in blank by an effective endorsement, the Collateral Agent’s security interest in the rights of the Company or the Parent, as applicable, in the Pledged Securities will be perfected.

The opinion of Mayer Brown LLP shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. The opinion of Mayer Brown LLP may be limited to matters governed

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by the laws of the United States of America, the laws of the state of New York and Illinois, the Delaware General Corporation Law and the Delaware UCC. The opinion shall also state that subsequent permitted transferees and assignees of the Notes may rely thereon.

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FORM OF OPINION OF COUNSEL
FOR LAGASSE, INC.

The opinion of Phelps Dunbar, L.L.P., counsel for Lagasse, Inc. (the “Company”), shall be to the effect that:

1.             The Company is a corporation validly existing and in good standing under the laws of Louisiana, and has all requisite corporate power and authority to execute, deliver and perform the Subsidiary Guaranty and the Collateral Documents to which it is a party.

2.             The Subsidiary Guaranty and the Covered Collateral Documents to which it is a party have been duly authorized by proper corporate action on the part of the Company and have been duly executed and delivered by authorized officers of the Company.

3.             The execution and delivery of the Subsidiary Guaranty and the Covered Collateral Documents to which it is a party by the Company and the performance of its obligations thereunder does not violate any Applicable Law or any provision of the organizational documents of the Company.

4.             As evidenced by the time-stamped copy of the Financing Statement naming the Company as debtor attached as an exhibit to such opinion, such financing statement was filed and, assuming that the Security Agreement creates in favor of the Collateral Agent a security interest in the rights of the Company in the collateral of the Company in which a security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”), the Collateral Agent’s security interest in the Article 9 Collateral of the Company in which a security interest may be perfected by filing a financing statement under the Louisiana UCC has been perfected.

The opinion of Phelps Dunbar, L.L.P. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. The opinion of Phelps Dunbar, L.L.P. may be limited to matters governed by the laws of the state of Louisiana. The opinion shall also state that subsequent permitted transferees and assignees of the Notes and Foley & Lardner LLP may rely thereon.

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EXHIBIT 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

The opinion of Foley & Lardner LLP, special counsel to the Purchasers, shall be to the effect that:

1.             The Company is a corporation validly existing in good standing under the laws of the state of Illinois, with requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes. The Parent is a corporation validly existing in good standing under the laws of the state of Delaware, with requisite corporate power and authority to enter into the Parent Guaranty and to issue and sell the Notes.

2.             The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

3.             The Agreement and the Parent Guaranty have been duly authorized by proper corporate action on the part of the Parent, have been duly executed and delivered by an authorized officer of the Parent, and constitute the legal, valid and binding obligation of the Parent, enforceable in accordance with their terms, except to the extent the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

4.             The Subsidiary Guaranty constitutes the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

5.             Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes and the execution and delivery of the Parent Guaranty and the Subsidiary Guaranty do not require the registration of the Notes, the Parent Guaranty or the Subsidiary Guaranty under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

6.             No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

Foley & Lardner LLP may rely, as to the due authorization, execution and delivery by each Subsidiary Guarantor of the Subsidiary Guaranty, upon the opinion of Phelps Dunbar, L.L.P., counsel for the Company. Foley & Lardner LLP shall state that such opinion is satisfactory in form and scope to it, and that, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

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